UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.__)

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OVERSEAS SHIPHOLDING GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OVERSEAS SHIPHOLDING GROUP, INC.
 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 30, 2019

To the Stockholders of Overseas Shipholding Group, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Overseas Shipholding Group, Inc. to be held in the Brenner Emory Smoot Training Center at 2000 Barge Avenue, Tampa, FL 33605 on Thursday, May 30, 2019 at 8:30 a.m., Eastern Time ("ET").

The meeting will be held for the following purposes:

(1)	To elect eight directors to serve until the 2020 Annual Meeting of Stockholders of the Company;

(2)
To approve, by an advisory vote, the 2018 compensation for the Named Executive Officers named in the Summary Compensation Table in this Proxy Statement (as described in the "Compensation Discussion and Analysis" and in the compensation tables and narrative in the accompanying Proxy Statement);

(3)	To approve the Overseas Shipholding Group, Inc. 2019 Incentive Compensation Plan for Management;

(4)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2019; and

(5)	To transact such other business as may properly be brought before the Annual Meeting.

Stockholders of record at the close of business on April 4, 2019 are the only stockholders entitled to notice of, and to vote at, the Annual Meeting. The list of stockholders will be open to the examination of stockholders for any purpose germane to the Annual Meeting, during ordinary business hours for a period of 10 days prior to the Annual Meeting, at the Company's offices, 302 Knights Run Avenue, Suite 1200, Tampa, Florida. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about April 16, 2019.

We are taking advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders over the Internet. We believe these rules allow us to provide stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. If you received a printed copy of the materials, we have enclosed a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2018 with this Notice and the accompanying Proxy Statement.

It is very important that you are represented at the Annual Meeting and that your shares are voted. We urge you to vote as soon as possible by telephone, over the Internet, or by marking, signing and returning your proxy or voting instruction card, even if you plan to attend the Meeting in person. If you attend the Meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.

/s/ SUSAN ALLAN
Vice President, General Counsel and Corporate Secretary
Tampa, Florida
April 16, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
 PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
 TO BE HELD ON MAY 30, 2019

This Notice of Annual Meeting of Stockholders of the Company to be held on May 30, 2019, the Company's Proxy Statement for the 2019 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the year ended December 31, 2018 are available at http://www.osg.com/investor-relations.

i

OVERSEAS SHIPHOLDING GROUP, INC.
302 Knights Run Avenue, Suite 1200
Tampa, FL 33602
 _______________________________________________

PROXY STATEMENT
  _______________________________________________

PROXY SUMMARY

This summary provides an overview of information contained in the Proxy Statement. This summary is not intended to provide all of the information within the Proxy Statement that you should read and consider prior to voting. For a more comprehensive discussion of Overseas Shipholding Group, Inc.'s (the "Company" or "OSG") including our performance in 2018, please also review the Company's Annual Report on Form 10-K for the year ended December 31, 2018 (the "2018 Form 10-K")

Voting Matters "Roadmap"

Our stockholders are being asked to vote on the following matters at our 2019 Annual Meeting:

PROPOSALS	OSG'S RECOMMENDATIONS

Proposal 1. Election of Directors	FOR each Director Nominee
The Board and the Corporate Governance and Risk Assessment Committee believe that the eight director nominees possess the experience and qualifications necessary to provide quality guidance to the Company's management and effective oversight of the Company.

Proposal 2. Advisory Vote to approve the Compensation of the Named Executive Officers for 2018	FOR
OSG asks stockholders to cast a non-binding advisory vote on the compensation of the Named Executive Officers named in the Summary Compensation Table in this Proxy Statement. The Company urges stockholders to review the full Compensation Discussion and Analysis ("CD&A") prior to casting their vote on this matter.

Proposal 3. Approval of the Overseas Shipholding Group, Inc. 2019 Incentive Compensation Plan For Management	FOR
The Board and the Human Resources and Compensation Committee believe it to be in the best interests of the Company and its stockholders to approve and adopt the 2019 Incentive Compensation Plan for Management to promote the interests of the Company and its stockholders by providing certain employees of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to attract, motivate, retain and reward highly-talented executives and managers, whose leadership and expertise are critical to our overall growth and success, and to encourage them to perform at their highest level.

Proposal 4. Ratification of Appointment of the Independent Registered Public Accounting Firm	FOR
The Board and the Audit Committee believe it to be in the best interest of the Company and its stockholders to retain the services of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2019 and ask stockholders to ratify this appointment.

Company Overview

OSG is a leading provider of energy transportation services, delivering crude oil and petroleum products to major oil companies and refiners. Our fleet includes tankers and Articulated Tug Bares, or ATBs, of which ~~19~~ nineteen operate under the Jones Act and two operate internationally and participate in the Maritime Security Program. We provide safe, efficient and reliable transportation to our customers and strive to ensure the highest standards of safety and environmental compliance throughout our organization.
We have been executing on our long-term strategy that has, so far, resulted in greater certainty and increased visibility in our financial and operational performance. Our strategy is resulting in success in improving our fleet's earning power while we explore opportunities to grow, and in reducing costs and improving efficiencies without compromising our commitment to safety and quality in our operational performance.

In 2018, we positioned the Company well by capitalizing on an improving rate environment, reducing debt, and taking steps to gain cost efficiencies. In doing so, we are better positioned to benefit from our business model and to generate a positive long-term investment for our stockholders.

Board Highlights

BOARD OF DIRECTORS				OSG Committee Membership[1]

Name	Age	Director Since	Primary Occupation	A	C	G
Douglas Wheat (Non-Executive Chairman)	68	2014	Managing partner of Wheat Investments
Joseph I. Kronsberg	36	2015	Partner at Cyrus Capital Partners, L.P.
Anja L. Manuel	44	2017	Founding partner at RiceHadleyGates LLC	X		X2
Samuel H. Norton	60	2014	CEO and President of OSG
John P. Reddy	66	2018	Business consultant and private investor	X2		X
Julie E. Silcock	63	2018	Co-head of Southwest Investment Banking franchise at Houlihan Lokey	X	X2
Gary Eugene Taylor	65	2014	Former member of U.S. Congress		X	X
Ty Wallach	47	2015	Former partner at Paulson & Co. Inc.		X

(1) A = Audit Committee, C = Human Resources and Compensation Committee, G = Corporate Governance and Risk Assessment Committee
(2) Chair of the Committee

Governance Highlights

OSG is committed to cultivating and sustaining leading corporate governance practices. We believe that sound governance policies encourage accountability of the Board and management, improve our standing within our industry, and promote the long-term interests of our stockholders.

Leadership Structure & Independence

•	We separate the roles of the CEO and Chairman and have an independent, non-executive Chairman

•	Women comprise 25% of our Board

•	All of our Directors and nominees are independent, other than our CEO

Board Practices & Oversight

•	We prohibit hedging and pledging of securities owned by Directors and employees

•	Executive Sessions without management present provide independent Directors an opportunity to meet in private regularly

•	Over 90% of Board meetings had full participation by all directors

•	Oversight of risk management occurs within each Committee, as well as by the whole Board

Other Activities

•
Directors possess a wide range of financial, energy, governance and transportation services experience, resulting in diverse viewpoints, including service on other public and non-profit boards and in the U.S. Congress

•	Directors must inform the Corporate Governance and Risk Assessment Committee of any changes in their principal occupation

•	The CEO and other members of senior management must receive approval of the Corporate Governance and Risk Assessment Committee prior to accepting outside board membership

Executive Compensation

We are committed to aligning executive compensation with our short-term and long-term performance objectives, as well as with the interests of our stockholders. We made significant changes at the end of 2018 that restructure our compensation program into 2019 and beyond. The compensation disclosed in the Summary Compensation Table and the other related Tables reflects compensation decisions that were made in early 2018 and, for our CEO, were based on the terms of a now-replaced employment agreement. Therefore, these Tables do not reveal the extent of the changes we have executed to restructure our executive compensation program. The section "Revisions made to 2019 Compensation Program" within the
Compensation Discussion and Analysis highlight in greater detail the effort and changes we have made.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

The nominees for election at the Annual Meeting are listed below. The nominees were selected by the Board upon the recommendation of the Corporate Governance and Risk Assessment Committee. Unless otherwise directed, proxiesy will be voted for the election of these nominees, to serve until the 2020 Annual Meeting of Stockholders of the Company and until their successors are elected and qualify.

The Corporate Governance and Risk Assessment Committee considers the following criteria for identifying and recommending qualified candidates for membership on the Board, seeking to maintain within these criteria appropriate diversity of individuals on the basis of gender, ethnic heritage, international background and life experiences:

•	judgment, character, age, integrity, expertise, tenure on the Board, skills and knowledge useful to the oversight of the Company's business;

•	status as "independent" or an "audit committee financial expert" or "financially literate" as defined by the New York Stock Exchange ("NYSE") or the Securities and Exchange Commission ("SEC");

•
high level managerial, business or other relevant experience, including, but not limited to, experience in the industries in which the Company operates, and, if the candidate is an existing member of the Board, any change in the member's principal occupation or business associations;

•	absence of conflicts of interest with the Company;

•	status as a U.S. citizen for compliance with the Jones Act; and

•	ability and willingness of the candidate to spend a sufficient amount of time and energy in furtherance of Board matters.

As part of its annual assessment of Board size, structure and composition, the Corporate Governance and Risk Assessment Committee evaluates the extent to which the Board as a whole satisfies the foregoing criteria. The committee believes that the current nominees have the requisite character, integrity, expertise, skills, and knowledge to oversee the Company’s business in the best interests of the Company's stockholders. All the nominees named have been evaluated under the criteria set forth above and recommended by the Corporate Governance and Risk Assessment Committee to the full Board for election by stockholders at the Annual Meeting. The entire Board recommends that stockholders elect all nominees. All nominees for election at the Annual Meeting were previously elected to the Board by the stockholders at the 2018 Annual Meeting of Stockholders.

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since
Douglas D. Wheat (68)
Mr. Wheat has served as Chairman of the Board of OSG since December 2014. He is currently the Managing Partner of Wheat Investments, a private investment firm. From 2007 to 2016, he was the founding and Managing Partner of the private equity company Southlake Equity Group. From 1992 until 2006, Mr. Wheat was President of Haas Wheat & Partners. Prior to the formation of Haas Wheat, Mr. Wheat was a founding member of the merchant banking group at Donaldson, Lufkin & Jenrette where he specialized in leveraged buyout financing. From 1974 to 1984, Mr. Wheat practiced corporate and securities law in Dallas, Texas. Mr. Wheat is currently the Chairman of the Board of Directors of International Seaways, Inc. (a former wholly-owned subsidiary of OSG) and is also the Chairman of the Board of Directors of AMN Healthcare Services, Inc. (“AMN”). He has been a director of AMN since 1999, becoming Chairman in 2007. He previously served as Vice Chairman of Dex Media, Inc. and as Chairman of SuperMedia prior to its merger with Dex One. Mr. Wheat has also previously served as a member of the Board of Directors of several other companies including among others: Playtex Products (he also served as Chairman); Dr Pepper/Seven-Up Companies, Inc.; Dr Pepper Bottling of the Southwest, Inc.; Walls Industries, Inc.; Alliance Imaging, Inc.; Thermadyne Industries, Inc.; Sybron International Corporation; Nebraska Book Corporation; ALC Communications Corporation; Mother’s Cookies, Inc.; and Stella Cheese Company. Mr. Wheat received both his Juris Doctor and Bachelor of Science degrees from the University of Kansas.

Mr. Wheat’s finance and legal expertise and experience serving on numerous boards of directors make him a valuable asset to the Board.
2014

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since
Joseph I Kronsberg (36)
Mr. Kronsberg has served in various roles at Cyrus Capital Partners, L.P. since 2006, and he is currently a Partner responsible for certain investments in the financial, shipping and energy sectors. Previously, Mr. Kronsberg worked at Greenhill & Co. as a generalist in its Mergers & Acquisitions and Restructuring departments. He currently serves as a Director of International Seaways, Inc. (a former wholly-owned subsidiary of OSG). Mr. Kronsberg has a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania where he graduated summa cum laude.

Mr. Kronsberg’s financial expertise and experience in investment management make him a valuable asset to the Board.
2015

Anja L. Manuel (44)
Since 2009, Ms. Manuel has served as a founding partner at RiceHadleyGates, LLC, with Condoleezza Rice, Stephen Hadley, and Robert Gates. The firm works with senior executives of major companies to evaluate strategic and political risk and expand in emerging markets.  She served as Special Assistant to the Under-Secretary for Political Affairs at the U.S. Department of State from 2005 – 2007. Ms. Manuel was an attorney at Wilmer-Hale specializing in international and Supreme Court litigation, and governance issues such as anti- corruption matters and Congressional investigations from 2001-2005, and also from 2007 to 2009. Early in her career she was an investment banker at Salomon Brothers. She currently serves on the Board of Directors and the Risk and Governance Committee for Ripple, Inc. and on the Board of Advisors for Flexport, Inc. and Synapse, Inc., as well as several non-profit boards. Simon & Schuster published her book on India and China. She graduated cum laude from Harvard Law School and holds BA and MA degrees with distinction from Stanford University.

Ms. Manuel's extensive experience in government relations and governance makes her a valuable asset to the Board.

2017

Samuel H. Norton (60)
Mr. Norton was appointed Chief Executive Officer and President of the OSG in December 2016. Prior to this appointment, he served as Senior Vice President and President and Chief Executive Officer of OSG’s U.S. Flag Strategic Business Unit since July 2016. Mr. Norton served as a non-executive Director on OSG's Board from August 2014 to July of 2016. Prior to joining OSG, in 2006 Mr. Norton co-founded SeaChange Maritime, LLC, an owner and operator of container ships, and served as its Chairman and Chief Executive Officer. Mr. Norton spent the seventeen-year period ended July 2005 as a senior executive officer at Tanker Pacific Management (Singapore) Pte. Ltd. In 1995, Mr. Norton initiated and led the entry of the Sammy Ofer Group into the container segment and acquired and operated the first container vessels in the group’s fleet. While at Tanker Pacific, Mr. Norton also conceived and started a related business, Tanker Pacific Offshore Terminals, which owns and operates a fleet of floating, offshore oil storage terminals. Prior to joining the Ofer group, Mr. Norton played a lead role in the Asian distressed assets group of the First National Bank of Boston, a position which acquainted him with the shipping industry and the Ofer family. Mr. Norton holds a Bachelor of Arts in Chinese Language and Literature from Dartmouth College.

Mr. Norton’s substantial experience in the shipping industry makes him a valuable asset to the Board.
2014

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since
John P. Reddy (66)
Mr. Reddy is currently a business consultant and private investor. From 2009 until March 2017, he served as the Chief Financial Officer of Spectra Energy Corporation, a premier owner and operator of pipeline and midstream energy assets. Prior to that, he served as Senior Vice President and Chief Financial Officer of Atmos Energy Corporation, the nation’s largest natural gas-only distributor, and in various financial roles with Pacific Enterprises Corporation. He currently serves on the audit committee and the conflicts committee of Hess Midstream Partners and chairs the audit committee of PLH Group. Mr. Reddy has also served on the board of directors of DCP Midstream, LLC (from 2009 until February of 2017) and as a member of Paragon Offshore Plc’s board from July 2014 through June 2017. Mr. Reddy is a graduate of the University of California at Los Angeles and holds an MBA from the University of Southern California.

Mr. Reddy's extensive experience in the energy sector, financial expertise, as well as service on the board of other publicly traded companies qualify him for election to the Board.

2018

Julie E. Silcock (63)
Ms. Silcock joined Houlihan Lokey in 2009 where she co-heads the Southwest Investment Banking franchise. From 2000 until early 2009 Ms. Silcock was the Founder, Managing Director, and Head of Southwest Investment Banking for Citigroup Global Markets Inc.; and she was a Managing Director with Donaldson, Lufkin & Jenrette's Investment Banking Practice from 1997 to 2000. Prior to this she was a Senior Managing Director at Bear Stearns & Co. for eight years and began her career at Credit Suisse Group in New York in the Mergers and Acquisitions Group.  Ms. Silcock graduated cum laude with a B.A. from Princeton University and earned an MBA from the Stanford Graduate School of Business. She serves on the Board of the United States Ski and Snowboard Association and was formerly on the Board of Mesa Airlines, a publicly traded company, and on the Board of Greenhunter Energy, a publicly traded water reclamation company.

Ms. Silcock’s extensive experience in equity and debt capital market transactions and in mergers and acquisitions, as well as her service on the boards of publicly traded companies, qualify her for election to the Board.
2018

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since
Gary Eugene Taylor (65)
Mr. Taylor is a former member of the U.S. Congress, having served for 21 years until January 2011. Mr. Taylor served as a senior member of the House Armed Services Committee and most recently as Chairman of the Seapower Subcommittee, providing oversight of expenditures for Navy and Marine Corps programs. As Chairman, Mr. Taylor worked with senior Navy leadership to develop a 30-year shipbuilding plan. As a member of the Merchant Marine Committee, Mr. Taylor helped guide passage of the Oil Pollution Act of 1990, the U.S. law that regulates the shipment of petroleum products in U.S. waters. Mr. Taylor also served as a senior member of the House Transportation and Infrastructure Committee. He co-chaired the Shipbuilding Caucus, the Coast Guard Caucus, the National Guard and Reserve Caucus and the Expeditionary Warfare Caucus. After leaving Congress, Mr. Taylor worked on business development for E.N. Bisso in the ship assist business on the Mississippi River. From September 2011 until December 2013, Mr. Taylor served as a consultant for Navistar Defense on the Mine Resistant Ambush Protected vehicle program. Mr. Taylor served as a Commissioner on the Hancock County Port and Harbor Commission from 2012 to 2014, providing oversight for the Port Bienville Industrial Park and Stennis International Airport in Hancock County, Mississippi. He is a graduate of Tulane University.

Mr. Taylor’s extensive expertise in shipping regulation makes him a valuable asset to the Board.
2014

Ty E. Wallach (47)
Mr. Wallach was until recently a Partner at Paulson & Co. Inc. (“Paulson”) and a CoPortfolio Manager at Paulson’s credit funds. After joining Paulson in 2008, he led numerous investments in the debt and equity of distressed and leveraged companies. Prior to joining Paulson, Mr. Wallach was a partner and Managing Director at Oak Hill Advisors, serving most recently as Co-Head of European Investments. He currently serves on the board of directors of International Seaways, Inc. (a former wholly-owned subsidiary of the Company), as well as on the boards of two non-profit organizations, Focus for a Future Inc. and New Heights Youth, Inc. Mr. Wallach is a graduate of Princeton University.

Mr. Wallach’s substantial financial and investment experience make him a valuable asset to the Board.
2015

The Board recommends a vote "FOR" the election of each of the nominees for director named in this Proxy Statement.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines to assist in the effective functioning of the Board and its committees, to promote the interests of all stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of the Company's directors and senior management remain the most important safeguards in quality corporate governance. The Corporate Governance Guidelines are posted on the Company's website, www.osg.com, and are available in print upon request. The website and the information contained on that site, or connected to that site, are not incorporated by reference in this proxy statement. Under the Corporate Governance Guidelines, each director is expected to attend all Board meetings and all meetings of committees of which the director is a member. Meeting materials are provided to Board and Committee members prior to meetings, and members are expected to review such materials prior to each meeting.

Board Leadership Structure. The Corporate Governance Guidelines provide that the Board selects the Chief Executive Officer ("CEO") of the Company and may select a Chairman of the Board (the "Chairman") in the manner it considers in the best interests of the Company. The Guidelines provide that the Chairman may be a non-management director or the CEO.

The Company currently separates the role of CEO and Chairman, who is currently an independent Director. The CEO and the Chairman are in frequent contact with one another and with senior management of the Company. They provide advice and recommendations to the full Board for its consideration. They each review in advance the schedule of Board and committee meetings and establish the agenda for each Board meeting in order to ensure that the interests and requirements of the stockholders, the directors and other stakeholders are appropriately addressed. The Board believes that the current leadership structure, including the individuals holding the leadershipr positions, is in the best interests of stockholders.

The Board, primarily through its Corporate Governance and Risk Assessment Committee, (the "Governance and Risk Committee"), periodically reviews the Company’s leadership structure to determine if it remains appropriate in light of the Company’s specific circumstances and needs, current corporate governance standards, market practices and other factors the Board considers relevant. The Board retains the right to combine the CEO and Chairman roles in the future if it determines that such a combination would be in the best interests of the Company and its stockholders.

Board Refreshment. The Governance and Risk Committee considers board refreshment in identifying and recommending to the Board qualified candidates for the Board. During the nomination process, the Governance and Risk Committee assesses whether the current directors continue to hold the qualities necessary to best serve the interest of the stockholders. Such an approach allows the Company to respond to changes to adapt as necessary in a modern market, and to be more flexible and adaptive to both immediate and long-term needs.
Independence. Under the Corporate Governance Guidelines, which incorporate the standards established by the NYSE, the Board must consist of a majority of independent directors. As determined by the Board, as of the date of this Proxy Statement, all of the nominees other than Mr. Samuel H. Norton have been determined to be independent for purposes of service on the Board. No relationships were identified or considered that would bar any of them from being characterized as independent. Each quarter, the Board reviews relationships that directors may have with the Company to determine whether there are any material relationships that would preclude a director from being independent. See "Related Party Transactions" below.

Executive Sessions of the Board. To ensure free and open discussion and communication among the directors, the Corporate Governance Guidelines provide that directors meet in executive session without management present at each of the regular meetings of the Board, and that at least one of such executive sessions is for only those directors who are independent. A non-executive Chairman must chair these executive sessions. Any non-management director can request that an additional executive session limited to independent directors be scheduled.

Board Oversight of Risk Management. While the responsibility for managing the Company's material risks lies with the management team, the Board provides oversight of risk management directly and also through its committees. Each committee reports its activities and considerations to the full Board at every regularly scheduled quarterly meeting. The Board as a whole reviews the risks associated with the Company's strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company.

At the committee level, the Audit Committee regularly reviews the financial statements and financial and other internal controls. Further, the Audit Committee schedules private sessions individually with certain members of management, with the internal auditors, and with representatives of the independent registered public accounting firm at the conclusion of scheduled meetings, where aspects of financial risk management are discussed as necessary.

The Governance and Risk Assessment Committee manages risk associated with Board independence, corporate governance and potential conflicts of interest as well as oversight over non-financial risk assessments associated with the Company's operations.

The Human Resources and Compensation Committee (the "Compensation Committee") annually reviews executive compensation policies and practices and employee benefits, and associated risks. The Compensation Committee conducts annual assessments of any risks associated with OSG's compensation policies and practices and has concluded that such policies and practices do not, individually or in the aggregate, create risks reasonably likely to have a material adverse impact on the Company.

Both the Audit and Compensation Committees also rely on the advice and counsel of the Company's independent registered public accountants and independent compensation consultants, respectively, to raise awareness of any risk issues that may arise during their reviews of the Company's financial statements, audit work and executive compensation policies and practices, as applicable.

Managing risk is an ongoing process inherent in all decisions made by management. The Company has an enterprise risk management program that is designed to ensure that risks are taken knowingly and purposefully. Management is responsible for assessing such risks and related mitigation strategies for all material projects and initiatives of the Company submitted for consideration of the Board. The risk assessment process identifies the primary risks facing the Company and seeks to prioritize these risks as well as the actions necessary to mitigate and balance these risks.

Meetings of the Board. The Board held six meetings during 2018. Each directors attended at least 90% of the total number of meetings of the Board and Board committees of which the director was a member.

Annual Meetings of Stockholders. Directors are not required, but are strongly encouraged, to attend the annual meetings in person or telephonically. All of the directors of the Company attended the Annual Meeting of Stockholders in 2018.

Communications with Board Members. Interested parties, including stockholders, may communicate with any director, with the Chairman of the Board or with the non-management directors as a group by sending a letter to the attention of such director, or the non-management directors as a group, as the case may be, in care of the Company’s Corporate Secretary, 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602. The Corporate Secretary opens and forwards all such correspondence (other than advertisements and other solicitations) to directors and provides any communication addressed to the Board to the director(s) most closely associated with the nature of the request based on Committee membership and other factors.

Code of Business Conduct and Ethics; Other Compliance Policies. The Company has adopted a Code of Business Conduct and Ethics, which is an integral part of the Company's compliance program and embodies the commitment of the Company and its subsidiaries to conduct operations in accordance with the highest legal and ethical standards. This Code applies to all of the Company's officers, directors and employees. The Company also has an Insider Trading Policy that prohibits the Company’s directors and employees from purchasing or selling securities of the Company while in possession of material non-public information or otherwise using such information for their personal benefit. The Company has an Anti-Bribery and Corruption Policy that memorializes the Company's commitment to adhere faithfully to both the letter and spirit of all applicable anti-bribery legislation in the conduct of the Company's business activities worldwide. The Code of Business Conduct and Ethics, the Insider Trading Policy and the Anti-Bribery and Corruption Policy are posted on the Company's website, www.osg.com, and are available in print upon request. The website and the information contained on that site, or connected to that site, are not incorporated by reference in this Proxy Statement.

Prohibition Against Hedging and Pledging. The Company's Insider Trading Policy prohibits the Company's directors and employees from hedging their ownership of securities of the Company, including by investing in options, puts, calls, short sales, future contracts, or other derivative instruments relating to Company securities, regardless of whether such persons have material non-public information about the Company. The Company's Director Incentive Compensation Plan and Management Incentive Compensation Plan prohibit incentive awards from being pledged.

Other Directorships and Significant Activities. The Company values the experience directors bring from other boards of directors on which they serve, but recognizes that those boards also present significant demands on a director's time and availability and may present conflicts and legal issues. The Corporate Governance Guidelines provide that non-management directors refrain from serving on the boards of directors of more than four publicly-traded companies (other than the Company or a company in which the Company has a significant equity interest) absent special circumstances. A member of the Audit Committee may not serve on more than two other audit committees of publicly traded companies.

The Corporate Governance Guidelines require the CEO and other members of senior management, whether or not they are members of the Board, to receive the approval of the Governance and Risk Committee before accepting any outside board membership. The Corporate Governance Guidelines prohibit the CEO from serving on the board of directors of more than one publicly traded company (other than the Company or a company in which the Company has a significant equity interest).

If a director's principal occupation or business association changes substantially, that director is required by the Corporate Governance Guidelines to inform the Chairman of the Governance and Risk Committee of the change and offer to resign from the Board. In such case, such Committee must recommend to the Board the action, if any, to be taken with respect to the offer of resignation, taking into account the appropriateness of continued Board membership.

Committees

The Company has three standing committees of its Board: the Audit Committee, the Governance and Risk Committee, and the Compensation Committee. Each of these committees has a charter that is posted on the Company's website and is available in print upon request.

Audit Committee. The Audit Committee is required to have no fewer than three members, all of whom must be and are independent directors in accordance with the SEC and NYSE rules, as well as under the standards set forth in the Company’s Corporate Governance Guidelines. During 2018, the Committee consisted of Mr. John P. Reddy (Chair) (from his appointment in June 2018), Ms. Anja L. Manuel, and Ms. Julie E. Silcock (from her appointment in June 2018). The Board affirmatively determined that each member of the Committee was independent and determined that Mr. Reddy and Ms. Silcock are financial experts and that Ms. Manuel is financially literate, as defined by rules of the SEC and NYSE. The Audit Committee met 10 times in 2018. The Committee meets frequently in executive session, without any members of management present, to confer with the independent registered public accounting firm and internal auditors.

The Audit Committee oversees the Company's accounting, financial reporting process, internal controls, and audits and consults with management, internal auditors and the Company's independent registered public accounting firm on, among other things, matters related to the annual audit, the accounting principles applied to the financial statements, and the oversight of financial risk associated with the Company's operations.

The Committee retains the independent registered public accounting firm, subject to stockholder ratification (although the stockholder vote is not binding). The Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and its stockholders. The Committee maintains direct responsibility for the compensation and oversight of the independent registered public accounting firm and evaluates its qualifications, performance and independence. The Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm.

Corporate Governance and Risk Assessment Committee. The Governance and Risk Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Corporate Governance Guidelines. During 2018, the Committee consisted of Ms. Anja L. Manuel (Chair), and Messrs. John P. Reddy (from his appointment in June 2018) and Gary E. Taylor. The Board affirmatively determined that each member of the Committee was independent. The Committee met five times in 2018.

The Governance and Risk Committee provides oversight over the non-financial risks associated with the Company's operations, including its vessels' adherence to environmental and regulatory requirements.

The Governance and Risk Committee evaluates prospective nominees who are identified or referred by other Board members, management, stockholders or external sources and all self-nominated candidates, and recommends to the Board those individuals who the Committee believes are best qualified to serve on the Board. The Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search consultants. This Committee also develops and recommends to the Board the Corporate Governance Guidelines and leads the annual review of the Board's performance.

Human Resources and Compensation Committee. The Compensation Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Company’s Corporate

Governance Guidelines. During 2018, the Committee consisted of Ms. Julie E. Silcock (Chair) (from her appointment in June of 2018), and Messrs. Gary E. Taylor and Ty Wallach. The Board affirmatively determined that each member of the Committee was independent under applicable rules of the NYSE, SEC and Internal Revenue Code. The Committee met nine times in 2018.

The Compensation Committee establishes, oversees, and carries out the Company’s compensation philosophy and strategy, and assesses compensation-related risks. It implements the Board's responsibilities relating to compensation of the Company’s executive officers and ensures that they are compensated in a manner consistent with the philosophy and competitive with its peers. This Committee monitors and oversees the preparation of the Compensation Discussion and Analysis for inclusion in the annual proxy statement and prepares an annual report on executive compensation.

Compensation Committee Interlocks and Insider Participation

During 2018, no member of the Compensation Committee was an officer or employee of the Company or was formerly an officer of the Company. None of the Company’s executive officers served on any board of directors or compensation committee of any other company for which any of the Company's directors served as an executive officer at any time during 2018.

Related Party Transactions

Related party transactions may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its stockholders. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to disclose fully all the relevant facts to OSG's legal department any time they arise. Every quarter, our Corporate Secretary inspects whether any related party transactions have occurred and reports the findings to the Audit Committee. In addition to this reporting requirement, to affirmatively seek to identify related party transactions, each year we require our directors and executive officers to complete questionnaires identifying any transactions with the Company in which the director or officer has an interest. Any proposed transaction or relationship that could be viewed as a potential conflict is carefully reviewed, with those determined to be related party transactions reported to the Board for consideration. If the related party is a director, that director will not participate in the discussion. In deciding whether to approve the proposed related party transaction, the Board will determine whether the transaction is on terms that could be obtained in an arm's length transaction with an unrelated third party and if the transaction is in the best interest of the stockholders and the Company. If the related party transaction is not on such terms, it will not be approved. There were no related party transactions in 2018.

DIRECTOR COMPENSATION

The Company's non-employee directors receive annual cash retainers each year. Following a review of market data for director compensation, the Board determined it be in the best interest of the Company to reduce the compensation paid to OSG's non-management directors. In June of 2018, the Company adopted new annual cash retainer rates, which were effective as of July 1, 2018:

Board Position	Annual cash retainer from June 2017 until June 2018	Annual cash retainer since July 1, 2018	Annual stock awards from June 2017 until June 2018	Annual stock awards since July 1, 2018
Board membership (non-management directors only)	$80,000	$65,000	$100,000	$85,000
Board Chair	$172,000	$115,000	$180,000	$127,000
Audit Committee Chair	$20,000	$18,000
Audit Committee member	$10,000	$9,000
Compensation Committee Chair	$20,000	$14,000
Compensation Committee member	$10,000	$8,000
Governance and Risk Committee Chair	$13,000	$11,000
Governance and Risk Committee member	$6,500	$7,000

No director received additional fees for attending any Board or committee meetings. The Company reimburses directors for their reasonable travel and lodging expenses in attending Board and committee meetings. All directors' cash compensation is payable quarterly in advance.

The Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan (the "Director Plan"), permits the grant of various types of equity-based awards to directors. Directors receive an annual grant of time-based RSUs on the date of each annual meeting, with the number of RSUs being equal to the value shown in the table above divided by our closing stock price on the date of grant.

The following table shows the total compensation paid to the Company's non-employee directors during 2018:

Name	Retainers earned or Paid in Cash ($)(1)	Stock Awards ($) FMV		Total ($)
Joseph I. Kronsberg(3)	72,500	85,000	(2)	157,500
Anja Manuel	89,000	85,000	(2)	174,000
John P. Reddy(4)	45,000	85,000	(2)	130,000
Julie E. Silcock(4)	44,000	85,000	(2)	129,000
Gary Eugene Taylor	93,250	85,000	(2)	178,250
Ty E. Wallach(5)	18,250	63,750	(2)(5)	82,000
Douglas D. Wheat	143,500	127,000	(2)	272,500
Former Members of the Board
Timothy J. Bernlohr(6)	55,000			55,000
Ronald Steger(6)	53,250			53,250

(1)	Consists of annual retainers for Board and/or Committee service.

(2)
The grants, made in June 2018, were of time-based RSUs, and are scheduled to vest on June 6, 2019, subject to the continued service of each grantee. Mr. Wheat's grant of 34,800 shares of Class A Common Stock had a fair market value of $127,000 on the date of grant. Each other non-employee director (except for Mr. Wallach, who received 19,100 shares of Class A Common Stock with a fair market value of $63,750 - see footnote 5) received a grant of 23,300 shares of Class A Common Stock with a fair market value of $85,000 on the date of grant.

(3)	In accordance with Mr. Kronsberg's instruction, all compensation for his service as a director was paid to his employer, Cyrus Capital Partners, in 2018.

(4)	Mr. Reddy and Ms. Silcock joined the Board in June 2018.

(5)	Mr. Wallach agreed to waive all compensation for his service as a director until September 2018.

(6)	Mr. Bernlohr and Mr. Steger did not stand for re-election to the Board in June 2018; therefore, they were not eligible to receive the annual stock award made to directors.

Director Stock Ownership Guidelines

The Company encourages stock ownership by directors in order to align interests of directors with the long-term interests of the Company's stockholders. To further stock ownership by directors, the Board believes that regular grants of equity compensation should be a significant component of director compensation.

The Board has in place stock ownership guidelines for non-employee directors. Under the stock ownership guidelines, each non-employee director is expected within five years of becoming a director to own shares of the Company's Class A Common Stock whose market value equals at least three times the annual cash retainer for Board service.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") provides information regarding the compensation program for 2018 for individuals who served as executive officers and who are listed in the Summary Compensation Table (collectively, the "Named Executive Officers" or "NEOs"). Our NEOs for 2018 are:

Name	Position
Mr. Samuel H. Norton	President, Chief Executive Officer and Director
Mr. Richard L. Trueblood	Vice President and Chief Financial Officer
Mr. Patrick J. O'Halloran	Vice President and Chief Operations Officer
Mr. Damon M. Mote	Vice President and Chief Administrative Officer
Ms. Susan Allan	Vice President, General Counsel and Corporate Secretary

The CD&A describes our compensation philosophy, the objectives of our executive compensation program and policies, the elements of the compensation program and how each element fits into our overall compensation philosophy and strategy.

The Human Resources and Compensation Committee of the Board of Directors (the "Compensation Committee" or the "Committee") is responsible for overseeing the compensation arrangements applicable to all of our executive officers.

Executing on Strategy: Our 2018 Performance

During the course of 2018, we continued to execute on our long-term strategy, resulting in greater certainty and increased visibility in our financial and operational performance for 2019. We improved our fleet's earning power and reduced our spot market exposure by securing profitable time charters for the majority of our fleet throughout 2019, and by reducing and refinancing our debt. Prevailing rates recently obtained for our conventional tankers are approximately 30% above our 2018 average, a signal that bodes well for a business characterized by high operating leverage. We further cemented our leadership position across the niche businesses in which we operate, maintaining our foundation of strong, stable contracts as we explore opportunities to grow. We succeeded in reducing costs and improving efficiencies across our organization without compromising our commitment to safety and quality of operational performance. Safety and quality remain the key focuses of our operations. Our corporate culture is geared towards continuously seeking to achieve the highest standards in protecting the environment and ensuring the health and safety of all of our employees. We believe success in this goal is paramount in allowing the Company to sustain its good standing in the community of our customers, our peers and our regulators.

Our compensation program is closely tied to achieving these strategic goals. The Compensation Committee set specific performance-based measures and goals to incent our executives to focus on actions that will support this long-term business strategy. These are described in detail throughout the CD&A.

Say on Pay Results - Consideration of Stockholder Feedback

At our 2018 annual meeting of stockholders, 64.24% of the stockholders who voted on the say-on-pay proposal were in favor of our executive compensation program. In response to this 2018 advisory vote, as well as a desire to exchange views with our stockholders, the Company, with the strong support of the Board, reached out to some of our larger stockholders to gain insight into the concerns they had with our compensation practices. In general, the feedback we received related to concerns with our CEO's compensation structure, particularly the lack of long-term, performance-based incentives, as well as disclosures of our compensation goals that were not sufficiently transparent. In response to this feedback, we implemented a number of key changes to our compensation program and practices specifically to address and ameliorate these concerns. Following the implementation of these changes, we are again reaching out to the stockholders to discuss our revised CEO compensation package and the further improvements we have implemented in 2019 to our compensation structure (see "Revisions made to 2019 Compensation Program").

Although the stockholders to whom we spoke expressed differing viewpoints, they were supportive of the revisions we have now made. We believe that we have addressed the primary concerns raised by our stockholders. The modifications we have made affect the compensation packages of our CEO and our other NEOs, and include the following:

In December 2018, we entered into a new employment agreement with our CEO (the "2018 CEO Employment Agreement"), which is designed to more closely align Mr. Norton's interests with those of our stockholders and his compensation with sustained improvements in our long–term performance. Key features of Mr. Norton's new employment agreement are that it:

•
Eliminates our CEO’s 2019 annual bonus. As a result of the changes made, Mr. Norton is not eligible to receive an annual cash incentive for 2019. No changes were made to Mr. Norton’s continued eligibility to earn a payout under the Special Bonus Pool award (discussed in detail below in "Special Bonus Pool") at the conclusion of the 2019 performance year. Earning this payout is contingent upon sustaining the SG&A savings realized during the two year performance period of January 1, 2017 to December 31, 2018.

•
Better aligns our CEO’s annual incentive compensation structure with industry practice. Beginning in 2020, Mr. Norton’s annual incentive opportunity will change by (1) eliminating a dollar-denominated annual incentive which was payable in fully vested equity, and (2) replacing it with a targeted annual incentive opportunity that will be paid, only to the extent earned, in cash. This target annual incentive opportunity will be 100% of his annual base salary, which represents a significant reduction from his prior target annual incentive opportunity of approximately 316% of base salary. In addition, this incentive will be tied to objective financial performance criteria that are provided for in our Management Incentive Compensation Plan. Generally, the Compensation Committee intends that Mr. Norton’s annual incentive opportunity be achieved through measures critical to the Company's growth as well as to both its short- and long-term success. For 2020, the Committee plans to consider using free cash flow as a performance measure.

•
Strengthens the alignment of our CEO’s interests with the long-term interests of our stockholders. The new 2018 CEO Employment Agreement significantly shifts Mr. Norton's compensation from a short-term focus to a long-term focus, such that even if Mr. Norton achieves 100% of his short-term incentive cash bonus, his compensation will still be heavily weighted toward long-term incentives, with such weighting continuing to increase toward long-term incentives over time. Mr. Norton's long-term equity incentive opportunities will be subject to performance-based vesting to promote sustained improvement in stockholder value, as well as time-based vesting to promote executive retention, consistent with the long-term incentive grants of our other NEOs.

•
Eliminates “single-trigger” change in control severance payments. The new 2018 CEO Employment Agreement eliminates “single trigger” severance payments following a change in control. Our CEO will receive change in control severance payments only if (1) there is a change in control followed by (2) his employment being terminated (a “double trigger”).

Also in response to stockholder feedback, the Compensation Committee determined to make additional structural changes to the compensation program for all the NEOs. Specifically, these changes increased the variable or "at-risk" portion of each NEO's total compensation opportunity to achieve greater alignment between the interests of our executives and our stockholders. These are discussed in detail below in "Revisions made to 2019 Compensation Program".

The Compensation Committee will continue to engage with our stockholders regarding our compensation program and consider the results from this and future years' advisory votes on executive compensation, as well as feedback from stockholders.

Revisions made to 2019 Compensation Program

The compensation program described in this CD&A (other than Mr. Norton's new employment agreement) and in the compensation data and tables below reflect the program that was contractually agreed to in previous years or that was set early in 2018. The 2019 compensation program has changed significantly. We reacted to the stockholder feedback on our executive compensation practices reflected by the say-on-pay voting results and our outreach to our stockholders. Under the leadership of a new Compensation Committee chair, the compensation program was restructured significantly, in particular for our CEO.

As noted above in "Say on Pay Results - Consideration of Stockholder Feedback", as a result of our most recent say on pay vote, we proactively engaged with our stockholders to solicit feedback as to how we might improve our executive compensation program. As described below, we implemented several changes to address the feedback we received. Our

Compensation Committee has restructured our executive compensation program for 2019 in several significant respects. Specifically, the Committee has elected to suspend our traditional annual incentive plan for 2019, instead relying on the payment of the second half of the Special Bonus Pool, if earned, at the conclusion of the 2019 performance year. The Committee believes that these cash awards are significant enough in size and substantially at risk of forfeiture given the continued cost control requirement, and that they sufficiently align our executives with our short-term goals of operational efficiency and expense management without the need for additional annual incentive plan awards.

In addition, Mr. Norton will begin participating in the same equity incentive program as the rest of the NEOs in 2019, which consists of long-term equity grants using a mix of time-based restricted stock units ("RSUs") (50%) and performance-based RSUs (50%). The Compensation Committee determined that this equity award mix was appropriate for 2019 as it is designed to deliver competitive long-term incentives to our key executives and to maintain the alignment of our executives’ interests with those of our stockholders. The time-based RSUs will vest in equal installments on each of the first three anniversaries of the grant. The 2019 performance-based RSU awards will vest in full on December 31, 2021, subject to the achievement of performance goals based on the Company's three-year total shareholder return ("TSR") relative to the three-year TSR of the Index (defined below), and the Company's cumulative return on invested capital ("ROIC") relative to the Company's budgeted ROIC for the performance period.

For 2020 and perhaps beyond, the Committee is considering an annual incentive program based on objective and quantifiable financial measures of performance. While the 2020 construct will not be formally approved until the development of the 2020 operating budget and the beginning 2020 performance year, the incentive measure under consideration is based on free cash flow achievement, combined with a safety "gate" and an expense management factor. Our Committee believes that this construct, if implemented, will continue to focus our executives on liquidity and profitability, while also requiring them to sustain prior achievements in operational efficiency and safety.

The table below summarizes the compensation levels approved by the Committee for 2019.

Officer	2019 base salary	Annual cash @ target, starting 2020 (under consideration)	2019 long-term incentives
Norton	$425,000	100% of base	150% of base
Trueblood	$288,000	60% of base	75% of base
O'Halloran	$253,000	60% of base	75% of base
Mote	$253,000	60% of base	75% of base
Allan	$255,000	60% of base	75% of base

We believe it is important to note that these changes to the design of our compensation program, coupled with the discontinuation of the Special Bonus Pool following the final payout (if any), are expected to better align with competitive practice.

OUR COMPENSATION PRINCIPLES, COMPONENTS AND PRACTICES

Our Executive Compensation Philosophy and Practices

We believe that a well-designed compensation program is a powerful tool to attract, motivate, retain and reward top executive and managerial talent and that it should also align the interests of our executives with those of our stockholders. We have structured our compensation program to drive and support these objectives:

Overall Objectives	–	Attract, motivate, retain and reward highly-talented executives and managers, whose leadership and expertise are critical to our overall growth and success.
	–	Align the interests of our executives with those of our stockholders.
	–	Support the long-term retention of the Company’s executives to maximize continuity of management and overall effectiveness.
–
Compensate each executive within the range of competitive practice (1) within the marketplace for talent in which we operate; (2) based upon the scope and impact of his or her position as it relates to achieving our corporate goals and objectives; and (3) based on the potential of each executive to assume increasing responsibility within the Company.

	–	Discourage excessive or imprudent risk-taking.
	–	Structure the total compensation program to reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance.

Pay Mix Objectives	–
Provide a mix of both fixed and variable (“at-risk”) compensation, each of which has a different time horizon and payout form (cash and equity), to reward the achievement of annual and sustained, long-term performance.

–
Use our incentive compensation program and plans to align the interests of our executives with those of our stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value by:

	–	Ensuring our compensation program is consistent with, and supportive of, our short- and long-term strategic, operating and financial objectives.
–
Placing a significant portion of our executives’ compensation at risk, with payouts dependent on the achievement of both corporate and individual performance goals, which are set by the Compensation Committee.

	–	Encouraging balanced decision-making by employing a variety of performance measures to avoid over-emphasis on the short-term or any one metric.

Executive Compensation Practices: What We Do and What We Do Not Do

The following table summarizes some of the key features of our executive compensation program.

	What We Do		What We Don't Do
✓	Utilize compensation benchmarking - we review publicly available information to evaluate how our NEOs' compensation opportunities compare to those at comparable companies and positions.	✗	No hedging - Board members and executive officers are prohibited from engaging in hedging transactions.
		✗	No perquisites - we do not provide executive perquisites.
✓
Pay for performance - with a significant portion of compensation at risk, including compensation that is stock based and/or performance based, tied to pre-established performance goals aligned with our short-term and long-term objectives.
		✗	No automatic or guaranteed pay - salary increases and incentive payments are not guaranteed.
		✗	No tax gross ups - we do not provide for any tax reimbursements or tax gross-ups.
✓	Compensation recoupment policies - We maintain a strict compensation recoupment (clawback) policy, see details below.	✗	No special retirement programs - we do not offer a supplemental executive retirement plan.
✓	Stock ownership guidelines - Our board has established robust stock ownership guidelines, see details below.	✗	No stock option re-pricing - We do not allow discounted stock options, reload stock options or stock option re-pricing without stockholder approval.
✓
Independent compensation consultant - The compensation committee engages an independent compensation consulting firm (which provides no other services to the Company) to review and provide recommendations on our executive compensation program.
✗
No dividends on unvested equity- Dividend equivalents are accrued but not paid on all unvested equity grants. For Performance-based RSUs ("PRSUs"), no dividends are paid until the performance conditions are satisfied and the PRSUs vest after the performance measurement period.

Compensation Risk Mitigation

The Compensation Committee annually assesses risks that may be present in our compensation program, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Because the Compensation Committee believes that a significant portion of our NEOs’ total compensation should be variable and “at risk”, the Committee uses a balance of performance measures and metrics in our incentive compensation program that seeks to discourage excessive risk-taking by eliminating any inducement to over-emphasize one goal to the detriment of others.  To further mitigate excessive risk taking, we have adopted the following:

Stock Ownership Guidelines	Our Corporate Governance Guidelines include stock ownership guidelines for our directors and executives. The minimum levels of ownership for each position are as follows:

	Position	Salary / Annual Retainer
	Non-Employee Directors	3x
	President / Chief Executive Officer	5x
	Chief Financial Officer	3x
	Section 16 officers (other than CEO and CFO)	1.5x

Directors and NEOs have five years from the implementation of the guidelines or when they first become eligible to participate in the Company’s equity plans to come into compliance. 50% of the after-tax shares must be retained until the ownership guidelines have been met. With the first measurement date occurring in August 2023, all those who are subject to these guidelines are making appropriate progress toward achieving the applicable guideline.

For purposes of these stock ownership guidelines, ownership comprises all shares of Class A Common Stock held by the director or officer, their spouse, and his/her minor children, including:
- Shares deemed to be beneficially owned under federal securities laws;
- Any time-based restricted stock or RSUs awarded (whether or not vested);
- Any vested, in-the-money stock options; and
- Any stock held for the employee's benefit in any pension or 401(k) plans.

Stock Holding Requirements
Mr. Norton must hold all stock that was granted with immediate vesting for three years. Messrs. Trueblood, O'Halloran and Mote must hold the one-time grant of stock they received upon signing their employment agreements for two years. These restrictions are provided for in their respective employment agreements.

Recoupment "Clawback" Policy
Our Incentive Compensation Recoupment Policy (the “Recoupment Policy”) provides that in the event the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under federal securities laws, then the Company shall recoup the amount of erroneously awarded incentive compensation paid to any executive officer during the three completed fiscal years immediately preceding the date that the Company is required to prepare the accounting restatement, based on the Board's good faith determination that such amounts would not have been payable and determination of practicability.

No Hedging
Our Insider Trading Policy prohibits hedging, including investing in options, puts, calls, short sales, futures contracts, or other derivative instruments relating to Company securities, regardless of whether such persons have material nonpublic information about the Company.

No Pledging	Our stock incentive plans prohibit pledging by our directors and all employees of stock grants.

Equity Plan Features
Our stock incentive plans do not permit repricing or cash buyouts of underwater options or stock appreciation rights without stockholder approval. The Committee believes these plans are structured so as to avoid problematic pay practices and do not contain features that could be detrimental to stockholder interests.

Roles in Setting Executive Compensation

Role of the Compensation Committee

The primary role of our Compensation Committee, which consists entirely of independent directors, is to establish our compensation philosophy and strategy and to provide that all of our executives are compensated in a manner consistent with the articulated philosophy and strategy. The Committee takes many factors into account when making compensation decisions with respect to the executive officers, including the individual’s performance and experience; the ability of the individual to affect our long-term growth and success; our overall performance; internal equity among the NEOs; and external, publicly available market data on competitive compensation practices and levels. The Committee typically will establish the annual compensation program during the first quarter of each fiscal year, setting specific annual and long-term Company goals and designing the compensation program for that year to support and reward the achievement of those goals. In setting the compensation for our NEOs, other than the CEO, the Committee considers, among other things, the recommendations of our CEO. The Committee is, however, solely responsible for making the final decision on the compensation of our NEOs.

The Compensation Committee meets in executive session at least on a quarterly basis but as often as necessary or indicated by events for discussion or decisions regarding executive compensation.

Role of Compensation Consultant

The Compensation Committee engaged Lyons Benenson & Company Inc. (“LB&Co.”) in 2018 as its independent compensation consultant to assist and advise the Committee on all aspects of the Company’s executive and director compensation programs and related corporate governance matters. LB&Co. does not provide other services to the Company or its NEOs. LB&Co. was retained directly by the Committee, which, in its discretion, has the sole authority to select, approve, retain, terminate and oversee its relationship with its consultant. In selecting its compensation consultant, the Committee considered the independence of LB&Co. in accordance with the standards of the NYSE, applicable rules and regulations of the SEC and other laws relating to the independence of advisors and consultants. The Committee determined that the work of LB&Co. did not raise any conflict of interest in 2018.

LB&Co. attended or participated by teleconference in all meetings of the Compensation Committee in 2018.

Role of the CEO in Setting Compensation

All decisions relating to the CEO’s performance and compensation are made by the Compensation Committee in executive session without the CEO present. In making determinations regarding compensation for the other NEOs, the Committee generally considers the recommendations of the CEO, and the advice received from LB&Co. In making his recommendations, the CEO evaluates the performance of each executive, considers each executive’s compensation in relation to our other officers and executives and assesses retention risks. The Committee then reviews, modifies (as appropriate) or approves these recommendations and either reports the results to the Board or recommends actions for the Board to approve.

Peer Groups and Benchmarking

In general, we strive for total compensation to be competitive with a select group of companies that the Compensation Committee believes to be an appropriate compensation reference group (the “Peer Group”). The Committee periodically reviews the Peer Group to affirm that it is comprised of companies that are similar to us in terms of industry focus, scope of operations, size (in terms of revenues and market capitalization), and the competitive marketplace for talent.

Starting in 2018, OSG designated two distinct peer groups for the purposes of assessing market compensation and determining its executive compensation structure: (1) an Industry Peer Group and (2) a local, Florida Market Peer Group. Both peer groups are limited to those companies for which executive compensation data is publicly available. This limitation necessarily eliminates some of our closest competitors from the Industry Peer Group, as many of them are privately held and therefore do not disclose executive compensation. The Florida Market Peer Group is based on a broader set of companies that are more similar in size to the Company and are headquartered in Florida; therefore, most of the companies in this peer group are not in our industry. The goal of using the Florida Market Peer Group was to gain a greater understanding of the competitive compensation landscape in the Florida market, where we are based. When recommending the 2018 Peer Groups to the Compensation Committee, LB&Co. considered various measures of financial and operating performance, the scope of products and services offered, and the geographic footprint of each of the potential peer companies.

2018 Industry Peer Group

Company	Revenue for FY2017 ($ in millions)	Company	Revenue for FY2017 ($ in millions)
Blueknight Energy Partners, L.P.	$182	Martin Midstream Partners L.P.	$946
Eagle Bulk Shipping Inc.	$237	Matson, Inc.	$2,047
Genco Shipping & Trading Limited	$210	SemGroup Corporation	$2,082
Holly Energy Partners, L.P.	$454	SEACOR Holdings Inc.	$578
Hornbeck Offshore Services, Inc.	$191	Seacor Marine Holdings Inc.	$174
International Seaways, Inc.	$290	TC PipeLines, L.P.	$546
Kirby Corporation	$2,214
	Median revenues of Industry Peer Group		$454

2018 Florida Market Peer Group

Company	Revenue for FY2017 ($ in millions)	Company	Revenue for FY2017 ($ in millions)
Beasley Broadcast Group, Inc.	$232	Perry Ellis International, Inc.	$861
Cross Country Healthcare, Inc.	$865	PetMed Express, Inc.	$249
FARO Technologies, Inc.	$361	Rayonier Advanced Materials Inc.	$961
HCI Group, Inc.	$244	RTI Surgical, Inc.	$280
Health Insurance Innovations, Inc.	$251	Ruth's Hospitality Group, Inc.	$415
Heritage Insurance Holdings, Inc.	$407	SEACOR Holdings Inc.	$578
Kforce Inc.	$1,358	Sun Hydraulics Corporation	$343
Marine Max, Inc.	$1,052	Superior Group of Companies, Inc.	$267
NeoGenomics, Inc.	$259	The Hackett Group, Inc.	$263
NV5 Global, Inc.	$333	United Insurance Holdings Corp.	$654
	Median revenues of Florida Market Peer Group		$352

2018 Named Executive Officer Compensation

The Compensation Committee reviews each element of compensation annually to ensure alignment with our compensation philosophy and objectives, as well as to assess our executive compensation program and levels relative to the competitive landscape. Our executive compensation program consists of the following:

•	Base salary

•	Annual incentive awards

•	Long-term incentive compensation

•	Severance arrangements through employment agreements

•	Retirement benefits generally available to all employees under the savings plan

•	Welfare benefits (e.g., medical, dental, disability and life insurance) also generally available to all employees

	Elements	What It Is	Objective/ Purpose

Fixed	Base Salary	Fixed amount of compensation for service during the year and time in position	Rewards scope of responsibility, experience and individual performance.

At-Risk	Annual Incentive Compensation	At-risk compensation dependent on Company and individual goal achievement	Promotes strong business results by rewarding value drivers, without creating an incentive to take excessive risk.
Serves as key compensation vehicle for rewarding results and differentiating individual performance each year.
	Long-Term Incentive Compensation (Equity)	Equity grants are equally split between time-based and performance based RSUs	Relative performance metric creates incentive to outperform peers, with absolute metric rewarding performance verses plan.
		50% of PRSUs are paid in shares of Class A Common Stock upon vesting based on 3-year relative TSR ranking	Three-year performance period supports retention and aligns pay with performance over an extended period of time.
		50% of PRSUs are paid in shares of Class A Common Stock upon vesting based on 3-year ROIC achievement	Provides executives with a significant stake in the long-term financial success of the Company, aligned with the stockholder experience.
		Time-based RSUs	Promotes longer-term retention.

Benefits	Retirement, Health and Welfare	401k plan with company match	Provides market competitive benefits to attract and retain top talent.
Competitive welfare benefits

Severance	Severance Arrangements - Termination Due to Change in Control (Double-Trigger)	Severance and related benefits paid upon termination without cause or resignation for good reason following a change in control
Preserves objectivity when considering transactions in the best interest of stockholders.

Equity provisions keep each executive whole in situations where shares may no longer exist, or awards cannot otherwise be replaced.

		Accelerated equity vesting upon termination post-change in control	Retains executives through a change in control.
Allows the Company to obtain releases of employment-related claims.
Assists in attracting top talent.

	Severance Arrangements - Termination without cause or for Good Reason	Severance and related benefits paid upon termination without cause or resignation for good reason	The entirety of the severance benefits (cash and equity) assure executives of compensation in the event of the loss of employment. Assists the Company in retaining top talent.

Base Salary

We strive to pay base salaries that are market-competitive for a company of our size to attract and retain talented executives and to provide a secure fixed level of compensation. The Compensation Committee annually reviews the base salaries of our executive officers and compares them to the salaries of senior management among the peer groups as well as other regional market data, bearing in mind that total estimated direct compensation opportunity is the principal comparative measure of the competitiveness of our program. Based on its own experience and such comparison, the Committee determines whether the salaries of the NEOs are at levels sufficient to attract, motivate and retain, in concert with other elements of compensation, the executives who are essential to leading the Company and driving stockholder value.

Annual adjustments in base salary, if any, take into account individual performance, prior experience, position duties and responsibilities, internal equity and external market practices. The Compensation Committee largely relies on the CEO’s evaluation of each executive’s performance (other than his own) in deciding whether to approve merit increases for any executives in a given year.

The following table sets forth the 2018 base salaries for our NEOs. The increases are a result of comparisons to the market compensation for the two peer groups utilized by the Compensation Committee.

Name	Position	2018 Annual Salary Rate	% increase from 2017
Norton	President, CEO and Director	$395,000	N/A
Trueblood	VP and CFO	$256,000	N/A
O'Halloran	VP and Chief Operations Officer	$230,000	12%
Mote	VP and Chief Administrative Officer	$230,000	12%
Allan	VP, General Counsel and Corporate Secretary	$250,000	9%

2018 Annual Performance Bonus Program

CEO's 2018 Annual Bonus

For 2018, Mr. Norton’s annual bonus was set and certified under the terms established in his Employment Agreement dated July 17, 2016 (the "2016 CEO Employment Agreement"), which was entered into at the time Mr. Norton became an employee of the Company. All incentive payments were made pursuant to the Management Incentive Compensation Plan, as approved by our stockholders (the "Management Plan"). It is important to note that in December 2018, we entered into a revised employment agreement with Mr. Norton (the "2018 CEO Employment Agreement") which reflects a new philosophy regarding Mr. Norton’s compensation and re-designs his compensation package going forward. Please see "2018 CEO Employment Agreement" for details. The following description summarizes Mr. Norton’s compensation as it was determined by the Compensation Committee at the beginning of the performance period in 2018 and as agreed in the 2016 CEO Employment Agreement.

For 2018, Mr. Norton was eligible for annual performance-based compensation with a target value of $1,250,000 pursuant to his 2016 CEO Employment Agreement. Mr. Norton's 2016 CEO Employment Agreement provides that his bonus be paid 50% in fully vested shares of Class A Common Stock and 50% in fully vested non-qualified stock options (with an exercise price equal to the market close on the date of the grant), all of which is subject to a holding requirement, as discussed in greater detail below in "2016 CEO Employment Agreement".

The Compensation Committee established individual goals for Mr. Norton in early 2018. The Committee intended that the particular goals be transparent and measurable, with visible objectives that were quantifiable for each action so that performance could be reasonably determined by the Committee objectively. The Committee certified that Mr. Norton achieved 100% of his annual bonus for 2018 following the end of the performance period. Mr. Norton's goals and accomplishments are summarized as:

•	Demonstrating effective revenue management by:

◦
Increasing the forward visibility of the Company's revenues by locking in time charters for 75% of available vessel days in 2019, extending the AMSC bareboat charters and lightering commitments at increased volumes, and securing commitments for the MSP tankers through 2020.

◦	Significantly improving the available trading days for conventional tankers at fixed time rates above breakeven cashflow levels.

◦	Concluding a bareboat charter of the ex-Oregon Voyager, now renamed the Overseas Key West for 10 years.

◦	Contracting to build two newbuild MR tankers designed to meet new regulations which have a material fuel cost advantage over comparable vessels.

◦	Contracting to build two new barges, thereby maintaining a continuing presence in the conventional ATB market.

•	Demonstrating operational excellence including:

◦
Reducing both the frequency and severity of injuries aboard the Company's operating vessel fleet, based on statistics being tracked for loss time injuries and total recordable injuries, also enabling savings in insurance premiums.

◦	Beginning to implement a new ERP system.

•	Containing costs and improving workplace efficiencies including:

◦	Refining cost controls which resulted in significant reductions to operational expenses without compromising safety goals.

◦	Achieving SG&A savings significantly below budget.

•	Successfully managing liquidity by refinancing the Company's long-term debt with new loans of $27.5 million and $325 million resulting in a reduction in interest expenses.

NEOs' 2018 Annual Bonus

Pursuant to the Management Plan, as approved, the NEOs are eligible to receive annual cash incentives based upon the achievement of specific annual performance goals established by the Compensation Committee. The Management Plan lists specific performance measures upon which payment of performance-based incentive awards may relate. For 2018, the Committee approved a cash pool from which bonus payments would be allocated. All shoreside staff including the NEOs (other than Mr. Norton), were eligible to participate in this bonus pool at a target bonus opportunity of 15% of each participant's salary. The total value of the pool is 15% of all shoreside salaries, with allocations determined at the end of the fiscal year by the Committee for the Executive Officers (excluding Mr. Norton, who was not a participant) and by senior management for the remaining participants.

For the NEOs, the 2018 program focused on short-term financial and operational goals determined by the Compensation Committee to be important areas of focus. The Committee established shared, high-level goals applicable to all of the NEOs, with each NEO having defined individual performance goals which contributed to these high-level goals. As with the CEO's annual bonus, the Committee intended that the particular goals be transparent and measurable, with visible objectives that were quantifiable for each action so that performance could be reasonably determined by the Committee objectively. These goals were based on specific measures of operational performance covering a broad range of performance indicators. The following summarizes these shared goals and the primary specific 2018 achievements relative to those goals for Mr. Trueblood, Mr. O'Halloran, Mr. Mote and Ms. Allan:

•	GOAL: Attaining scale. This goal was achieved by success in contracting to build two new 204,000-barrel barges, two newbuild MR tankers and concluding a bareboat charter.

•GOAL: Operational excellence. Achievement of this goal was demonstrated by:

◦	A company-wide effort to focus on safety and the elevation of situational awareness, resulting in more than 50% reduction in total recordable incidents over a two-year period.

◦	Selecting a contractor for and beginning to implement a new ERP System.

•	GOAL: Containing costs and improving workplace efficiencies. Achievement of this goal was demonstrated by:

◦	Assessing the needs of the Company for the future and leading a shift in the culture at all levels to contribute to making incremental gains to support these needs.

◦	Achieving significant SG&A savings through improved processes, vendor management, and focused effort to reduce costs.

•
GOAL: Financial certainty and managing liquidity. This goal was met by refinancing the Company's long term-loan with two new loans of $27.5 million and $325 million, resulting in a reduction in interest expense.

The Compensation Committee received quarterly reports from each NEO and, at the end of the performance period, a self-assessment paired with evidence of performance to the applicable measurement, as well as recommendations from Mr. Norton as to how well each of the NEOs performed to their individual goals. The Committee evaluated these reports and recommendations and assessed the level of achievement of the pre-set goals and the evidence that the applicable measures had been achieved relative to the respective individual performance goals. Following this assessment, it was determined that Messrs. Trueblood, O'Halloran and Mote and Ms. Allan achieved their individual goals above target levels:

Name	2018 Target Bonus	Target Bonus $	Actual Achievement %	Actual Payment
Trueblood	15%	$38,400	25%	$64,000
O'Halloran	15%	$34,500	22.5%	$51,750
Mote	15%	$34,500	22.5%	$51,750
Allan	15%	$37,500	20%	$50,000

Special Bonus Pool

In early 2017, the Compensation Committee approved a Special Bonus Pool aimed at rewarding key employees for achieving material reductions in shore-based general and administrative expenses during the period from November 30, 2016 to December 31, 2018. Fifty percent (50%) of the special bonus, if earned, would be paid at the conclusion of the 2018 performance year, and if the SG&A reductions are maintained and do not increase by more than 10% in 2019, the second half of the special bonus will be paid following the conclusion of the 2019 performance year. All of the NEOs are participants in this program, with the allocation of the Special Bonus Pool as follows:

Participant	% Participation
Norton	35%
Trueblood	15%
O'Halloran	12.5%
Mote	12.5%
Allan	5%
Remainder deposited in the Annual Bonus Pool to be distributed to other employees (non NEOs) at the discretion of the CEO	20%
Total	100%

At its meeting in February 2019, the Compensation Committee certified the level of achievement, with distribution of the Special Bonus Pool as follows:
•50% for the fiscal year ended December 31, 2018; and
•50% for the fiscal year ending December 31, 2019, as long as the reductions achieved during the two year performance period are not reversed in the 2019 fiscal year in an amount exceeding 10%.

The value of the 2019 payment and the potential value of the 2020 payment are set forth in the table below.

Participant	% Participation	First Half (earned)	Second Half (if earned)	Total (if earned)
Norton	35%	$921,225	$921,225	$1,842,450
Trueblood	15%	$394,811	$394,811	$789,622
O'Halloran	12.5%	$329,009	$329,009	$658,018
Mote	12.5%	$329,009	$329,009	$658,018
Allan	5%	$131,604	$131,604	$263,208
Remainder deposited in the Annual Bonus Pool to be distributed to other employees (non NEOs) at the discretion of the CEO	20%	$526,414	$526,414	$1,052,828
Total	100%	$2,632,072	$2,632,072	$5,264,144

The Special Bonus Pool payment of $2,632,072 in respect of fiscal 2018 represented approximately 22% of the aggregate net savings in SG&A achieved during the two year performance period of fiscal 2017 and 2018.  If targets are met during fiscal 2019, the total Special Bonus Pool payment earned will rise to approximately 26% of the aggregate net savings in SG&A achieved across fiscal 2017, 2018 and maintained in 2019, without considering the future impact of the continuing reduction in the Company’s cost structure. The aggregate net savings include the following SG&A reductions in actual expenses:

• 55% reduction in accounting fees
• 54% in liability insurance cost
• 32% reduction in consulting fees
•100% reduction in advertising cost
• 72% reduction in travel & entertainment expenses
• 47% reduction in printing reports /office supplies
• 68% reduction in hiring and relocation cost
• 19% reduction in compensation & benefits
• 25% reduction in directors' fees

Other factors taken into account in the calculation of the value of the Special Bonus Pool were the number of available vessel operating days and the treatment of actuarial fluctuations for the pension.  To encourage permanent cost reductions, the Committee determined that 2019 payments under the Special Bonus Pool would be conditioned upon sustaining these cost savings until the end of the second performance period on December 31, 2019.

The Special Bonus Pool will sunset following the 2019 performance year. That is, whether or not the remaining 50% of the Special Bonus Pool is paid out at the conclusion of the 2019 performance year, the program will terminate, and the Company has no plans to replace the program.

Long-Term Incentives

Our equity-based compensation program is intended to align the interests of our executives with those of our stockholders, and to focus our executives on the achievement of long-term performance objectives that will support the success of our business strategy (see "Executing on Strategy: our 2018 Performance"), thereby establishing a direct relationship between long-term operating performance and sustained increases in stockholder value and executive compensation.

During 2018, the Compensation Committee approved long-term, equity-based incentives for our NEOs other than Mr. Norton. Fifty percent of each NEO's equity award was granted in the form of time-based RSUs, which vest in three equal annual installments beginning on the first anniversary of the grant date. The remaining 50% was granted in the form of PRSUs, equally divided between two performance measures: (i) TSR relative to the Oil & Gas Storage & Transportation and Marine GICS Sub-Industries (the "Index") and (ii) cumulative ROIC relative to our budget.

Each type of grant and the grant date values are described in the table below. The grant date value for equity was set at 50% of the NEO base salary. Please refer to the Summary Compensation Table, Grants of Plan Based Awards Table and the Outstanding Equity Awards at Fiscal Year-End Table for additional details regarding these grants:

NEO	Total Grant Date Value	Time-Based RSUs (1)(2)	Performance-Based RSUs (1) (3)
Norton	n/a	n/a	n/a
Trueblood	$128,000	$64,000	$64,000
O'Halloran	$115,000	$57,500	$57,500
Mote	$115,000	$57,500	$57,500
Allan	$125,000	$62,500	$62,500

(1)	Represents the grant date value of the awards made on February 8, 2018.

(2)	Represents RSUs, one-third of which vested on February 8, 2019, and one-third of which will vest on each of February 8, 2020 and 2021.

(3)
The performance metrics governing these performance-based RSU grants are TSR and ROIC. Achievement relative to these goals will be measured at the conclusion of the three-year performance period (2018 - 2020) to determine the extent to which the performance-based RSUs will vest. The performance measures are further described below.

Performance-Based RSU Awards

The 2018 PRSU awards vest on December 31, 2020, subject to the achievement of the respective performance metrics. One half of the grant is subject to a performance goal based on the Company's three-year TSR relative to the three-year TSR of the Index; the other half of the grant is subject to a performance goal based on the Company's cumulative ROIC relative to the Company's budgeted ROIC for the performance period. The vesting of these awards is subject to the Compensation Committee’s certification of the achievement of the articulated goals following the conclusion of the performance period.

Vesting of the TSR awards will be in accordance with the following schedule, using linear interpolation between the 40th and 50th percentiles and between the 50th and 75th percentiles:
Total Shareholder Return (TSR)

Company TSR relative to the TSR of the companies in the Index	Percentage of target RSUs that vest and become nonforfeitable
Below 40th Percentile	—%
40th Percentile	50%
50th Percentile	100%
75th Percentile or above	150%

In the event that the Company's three‐year TSR is greater than the median of the Index but still negative, a maximum of 100% of the target number of PRSUs governed by TSR may be earned. That is, there would be no upside for greater than target achievement if the Company's three‐year TSR is negative. Should the Company reach the threshold level of performance for the performance period, 50% of the target number of TSR PRSUs would be earned.

Achievement of the ROIC awards will be in accordance with the following schedule, using linear interpolation between 80% and 100% attainment and between 100% and 120% attainment of the performance goal:
Return on Invested Capital (ROIC)

Performance attainment (as a % of performance goal)	Percentage of target PRSUs that vest and become non-forfeitable
Below 80%	—%
80%	50%
100%	100%
120% or above	150%

Pay For Performance And Compensation Mix

The pay mix for 2019 is shown below demonstrating that in 2019 the compensation program for our NEOs is heavily weighted toward variable compensation.
CEO Employment Agreements

2018 CEO Employment Agreement
On December 15, 2018, we entered into a new employment agreement with Mr. Norton, which was effective December 15, 2018 (the "2018 CEO Employment Agreement") and will continue until Mr. Norton’s separation from service from the Company, which will occur on the earliest of Mr. Norton’s death, disability, termination (whether or not for cause), or voluntary resignation (whether or not for good reason). The 2018 CEO Employment Agreement supersedes and replaces the prior employment agreement entered into between OSG and Mr. Norton (the "2016 CEO Employment Agreement"). The 2018 CEO Employment Agreement requires that Mr. Norton be nominated annually for election to the Company’s board of directors and provides for annual cash and long-term equity incentive compensation opportunities and other benefits, as summarized in the following chart:

Calendar Year	2020	2019	2018
Base Salary	No less than $425,000	$425,000, effective 1/1/2019	$395,000, effective 7/17/2016
Annual Incentive Opportunity	Eligible for a target bonus equal to 100% of salary payable in cash based on achieving pre-determined performance criteria, with threshold and maximum determined annually.	Eligible for payment of his portion of the second half of the Special Bonus Pool if performance metrics are obtained.	$1,250,000 bonus award paid with 50% fully vested stock and 50% fully vested options based on individual goals and subject to a three (3) year holding requirement.
Target cash bonus under the Company's annual incentive opportunity will be 0% in 2019.
Long-Term Incentive Opportunity	Grant date value equal to 250% of base salary at target ($1,062,500).	Grant date value equal to 150% of base salary at target ($637,500).	N/A
	The number of shares to be granted to be determined using a 20-trading day VWAP.	The number of shares to be granted to be determined using a 20-trading day VWAP.
	Vesting criteria applicable to all NEO equity awards to be set by the Committee at the time of grant.	PRSU awards cliff vest at the end of a 3-year period based on metric achievement. RSU awards vest ratably over a 3-year period.
Restrictive Covenants	Bound by typical restrictive covenants, including, but not limited to, non-competition, non-solicitation, non-disclosure, non-disparagement.
Non-compete/non-solicitation period of 12 months from date of departure; provided, however, that in the event of a sale of all or substantially all of the assets or equity, the non-compete no longer applies.

The 2018 CEO Employment Agreement carried forward the terms of the 2016 CEO Employment Agreement regarding Mr. Norton's performance-based bonus for the 2018 fiscal year with a target value of $1,250,000, with metrics based on the relative achievement of individual and company performance objectives that were established by the Committee at the beginning of the 2018 fiscal year. Mr. Norton will retain, continue to vest in, and continue to hold equity awards granted to him prior to the date of the 2018 CEO Employment Agreement. Mr. Norton has agreed to hold all shares of OSG’s Class A Common Stock received that immediately vested, including any shares acquired under the 2018 Bonus, until the earliest to occur of (x) a Change in Control (as defined in the Management Plan); (y) the Date of Separation from Service (as defined in the 2018 CEO Employment Agreement), solely in the event of a termination of his employment by OSG without Cause or by him for Good Reason (as such terms are defined in the 2018 CEO Employment Agreement); and (z) the third (3rd) anniversary of the acquisition of any such shares. Mr. Norton is required to elect to use net settlement to satisfy any exercise price or taxes due thereon.

For 2019, Mr. Norton received long-term equity incentives with a grant date value equal to 150% of his base salary. The time-based RSUs will vest ratably, annually on each of the first three anniversaries of grant. The 2019 performance-based RSU awards cliff vest on December 31, 2021, subject to the achievement of performance goals based on the Company's three-year TSR relative to the three-year TSR of the Index, and the Company's cumulative ROIC relative to the Company's budgeted ROIC for the performance period. The number of shares subject to the grant was determined by dividing the grant date value by the volume weighted average price ("VWAP") for the 20 trading days preceding the date of grant.

For 2020 and subsequent years, Mr. Norton will be eligible to receive an annual cash incentive targeted at 100% of his annual base salary, with threshold and maximum bonus opportunities to be determined by the Committee annually based on performance measures and goals set by the Committee at the beginning of each year. Mr. Norton will also receive a long-term equity incentive opportunity with a grant date value targeted at 250% of his base salary, with the form of grant and vesting criteria to be determined by the Committee upon approval of the grant. The number of shares awarded through 2020 will be determined by dividing the grant date value by the VWAP for the 20 trading days preceding the date of grant. Additionally, the Committee has discretion to cancel any unvested awards issued to Mr. Norton prior to the Effective Date if OSG experiences certain safety- or containment-related incidents resulting from gross negligence, willful misconduct, a violation of federal regulations or failure to report an incident.

Mr. Norton will continue to participate in the Special Bonus Pool previously approved by the Committee. For 2018, Mr. Norton earned 35% of the certified Special Bonus Pool and was paid 50% of his award in March 2019. The remaining 50% will be payable in the first quarter of 2020 if he remains employed through December 31, 2019 and the metric is attained.

In connection with the execution of the 2018 CEO Employment Agreement, Mr. Norton was also granted 357,995 shares of restricted stock with a grant date value of $750,000 (the “Restructuring Grant”). The number of shares granted was determined by dividing the grant date value by the VWAP for the 20 trading days preceding the date of grant. These shares vested upon execution of the 2018 CEO Employment Agreement, but a portion of the shares were withheld for the purpose of paying applicable withholding taxes. Under the terms of the Restructuring Grant, these shares will be subject to certain restrictions on transfer upon Mr. Norton’s resignation for Good Reason, retirement or termination without Cause, including that Mr. Norton must hold such shares until the earlier to occur of the third (3rd) anniversary of the grant or the six (6) month anniversary following separation. Further, the Restructuring Grant is subject to clawback in the event Mr. Norton is terminated for Cause.

The 2018 CEO Employment Agreement provides for different severance benefits under various scenarios. The following table depicts these scenarios and compares them to the outcome that would have occurred under Mr. Norton's 2016 CEO Employment Agreement. We are providing this information to highlight some of the changes that were put in place at the end of 2018 to the structure of Mr. Norton's compensation.

Benefit	Upon Separation of Service/Treatment of Leaving
	Effective 12/15/2018	7/16/2016 through 12/14/2018
Termination Without Cause/ Resignation With Good Reason	“Accrued Benefits” include:
	Earned but unpaid base salary	Same
Earned, but unpaid annual incentives
Accrued but unused vacation days
Expense reimbursement
Salary Continuation
	Twelve (12) months base salary continuation at the salary rate in effect as of the date of termination	Same
Pro Rata Annual Incentive
	Annual incentive, not pro-rated, for the year of termination, to the extent that the applicable performance goals are achieved and annual incentives are paid, generally	Pro rata annual incentive for the year of termination, pro-rated to reflect the number of days lapsed as of the date of separation
Pro Rata Special Bonus Pool
	Pro-rated to reflect the number of days worked during the performance period as of the date of separation	N/A
Treatment Of Outstanding (Unvested) Equity Compensation
	Time-based equity to accelerate and vest in full	Same
A pro rata portion of the performance-based equity to remain in force and vest at the conclusion of the performance period, to the extent the performance goals are achieved and the performance-based equity vests, generally
All unvested performance-based equity to be forfeited and canceled
Termination For Cause/Voluntary Resignation (Without Good Reason)	Accrued Benefits
	All vested/settled equity is retained	Same
	Vested options remain exercisable until the earlier of (i) one year from the date of termination or (ii) the expiration of the option	N/A
	All unvested equity (both time- and performance-based) to be forfeited and canceled	Same
	Restructuring grant is subject to clawback	N/A

Benefit	Upon Separation of Service/Treatment of Leaving
	Effective 12/15/2018	7/16/2016 through 12/14/2018
Termination Due To Death Or Permanent Disability	Accrued Benefits
	All vested/settled equity is retained	Same
	Vested options remain exercisable until the earlier of (i) one year from the date of termination or (ii) the expiration of the option	All options forfeited and canceled upon separation
	All unvested time-based equity accelerates and vests	All unvested equity (both time- and performance-based) to be forfeited and canceled
All unvested performance-based equity to be forfeited and canceled
Termination Without Cause/Resignation With Good Reason Within Twenty-Four (24) Months Following A Change In Control (Double Trigger)	Trigger
	Double trigger - requires both change in control and termination of employment for payout	Single trigger - change in control clause that would have sunset in July 2019
Accrued Benefits (same as stated above)
Salary Continuation
	Twelve (12) months base salary continuation at the salary rate in effect as of the date of termination	N/A
Annual Incentive
	Annual incentive, paid at target, for the year of termination	N/A
Treatment of Outstanding (Unvested) Equity Compensation
	Time-based equity to accelerate and vest in full	N/A
	Performance-based equity subject to accelerated pro rata vesting based on deemed attainment of the maximum performance level	N/A

2016 CEO Employment Agreement
Under the terms of Mr. Norton's 2016 CEO Employment Agreement, which was valid only until December 14, 2018 when it was superseded by the 2018 CEO Employment Agreement, Mr. Norton’s compensation package was heavily weighted to provide more equity compensation than cash compensation. The 2016 CEO Employment Agreement is relevant in that the compensation disclosed in this CD&A and in the compensation tables contained within this Proxy Statement were based on the terms of this agreement.

The holding period provision in the 2016 CEO Employment Agreement - that shares of Class A Common Stock acquired must be held by Mr. Norton at least until the earliest to occur of (i) a change in control, (ii) termination of Mr. Norton’s employment by the Company without cause or by Mr. Norton for good reason and (iii) the third anniversary of the date the shares were acquired - has been carried forward in the 2018 Employment Agreement. Another provision carried forward is that Mr. Norton's awards are subject to forfeiture in the event the Company experiences a major safety and/or containment incident which resulted from gross negligence or willful misconduct of management, resulted from a violation of federal operation, safety or construction regulations, or negligent failure to report the incident or to cooperate with relevant authorities in responding to such incident.

Mr. Norton’s 2016 CEO Employment Agreement also provided for an annual target bonus of $1,250,000 requiring payment in fully vested equity, based on the relative achievement of annual individual and Company performance objectives as determined by the Compensation Committee.

The Company also agreed to cover certain travel expenses in 2016 and 2017 relating to Mr. Norton’s travel between Miami and Tampa, Florida, as well as attorney’s fees incurred in connection with entering into the 2016 CEO Employment Agreement.

The 2016 CEO Employment Agreement provided for a single trigger change in control, as defined in the Management Plan, which provision would have expired in July 2019. However, this provision was replaced in the 2018 CEO Employment Agreement with a double trigger change in control provision. Please also see the discussion in "Say on Pay Results" above in this CD&A.

Employment Agreements with NEOs other than the CEO

The Company has entered into employment agreements with Messrs. Trueblood, O'Halloran, Mote and with Ms. Allan, all of which contain similar terms. The employment agreements provide for annual base salaries and a target bonus of at least 15% of each executive's annual base salary. If the executive is actively employed on December 31, 2018 and in good standing, the executive will be eligible to participate in the Special Bonus Pool. In addition, each executive may receive additional equity awards from time to time in the discretion of the Compensation Committee, which awards will have a total target value of at least 50% of such executive's base salary.
The employment agreements provide for severance benefits in the event of termination without cause or resignation for good reason as follows: (i) accrued but unpaid amounts through the date of separation of service; (ii) 12 months' continuation of annual base salary; (iii) the executive's annual bonus for the year of separation pro-rated based on performance factor achievement and the number of days in the fiscal year in which he or she was employed; (iv) any compensation to which the executive is entitled under the Special Bonus Pool pro-rated based on the number of days in the fiscal year in which he or she was employed; and (v) accelerated vesting of any unvested time-based equity awards.
If, during the two-year period following a change in control of the Company, an executive’s employment is terminated without cause or the executive resigns for good reason, the employment agreements provide for severance benefits as follows: (i) the executive's target annual bonus for the year of separation; (ii) any compensation to which the executive is entitled under the Special Bonus Pool; and (iii) accelerated vesting of any unvested equity awards.
Each executive agreed to a non-competition and non-solicitation obligation during the executive's employment term and for 12 months thereafter; each executive also agreed to confidentiality and non-disparagement obligations during and following employment with the Company. The executives also agreed to timely delivery of a release in connection with termination of the executive's service. Severance and other benefits are conditioned on compliance with these covenants.
Additional Information

Benefits

In general, we provide benefits to our employees (including our NEOs) that we believe are important to maintain a competitive total compensation program. Benefits are designed to provide a reasonable level of retirement income and to provide a safety net of protection against the financial concerns and catastrophes that can result from illness, disability or death.

We provide a tax-qualified defined contribution employee benefit plan to employees known as the OSG Ship Management Inc. Savings Plan (the “Savings Plan”). Under the Savings Plan, eligible employees may contribute, on a pre-tax basis, an amount up to the limit imposed by the Internal Revenue Code Section 401(k). In 2018, the Company matched 100% of the first 4% of a participant’s pre-tax contributions and then 50% of pre-tax contributions in excess of 4% but not in excess of 8%.

Impact of Section 162(m) on Compensation

Prior to the Tax Cuts and Jobs Act (“Tax Reform”) that was signed into law December 22, 2017, Section 162(m) of the Code generally limited to $1 million the U.S. federal income tax deductibility of compensation paid in one year to a company’s chief executive officer or any of its three next-highest-paid executive officers (other than its chief financial officer). Compensation that qualified as “performance-based” under Section 162(m) of the Internal Revenue Code was exempt from this $1 million limitation. As part of Tax Reform, the ability to rely on this “qualified performance-based compensation” exception was eliminated, and the limitation on deductibility was generally expanded to include all NEOs. Although we maintain compensation arrangements that were intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code prior to Tax Reform, subject to certain transition relief rules, we may no longer take a deduction for any compensation paid to our NEOs in excess of $1 million. Furthermore, although the Committee may have taken action intended to limit the impact of Section 162(m) of the Internal Revenue Code, it also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Committee believes that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in non-deductible compensation expenses. Accordingly, achieving the desired flexibility in the design and delivery of compensation may have resulted (and may continue to result, in light of the recent changes in law) in compensation that in certain cases is not deductible for federal income tax purposes.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018.

By the Human Resources and Compensation Committee:

Julie Silcock, Chair
Gary Eugene Taylor
Ty E. Wallach

SUMMARY COMPENSATION TABLE

The Summary Compensation Table includes individual compensation information for services by the NEOs in all capacities for the Company and our subsidiaries.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)(3)(4)(5)	Option Awards (3)(6)	Non-Equity Incentive Plan Compensation (7)	All Other Compensation (8)	Total
Samuel H. Norton (3)	2018	$395,000	—	$1,375,000	$625,000	$921,225	$18,457	$3,334,682
President and	2017	$395,000	—	$629,166	$485,945	—	$25,573	$1,535,684
Chief Executive Officer	2016	$182,308	—	$2,082,809	$660,936	—	$81,055	$3,007,108

Richard L. Trueblood (9)	2018	$256,000	—	$128,000	—	$458,811	$11,332	$854,143
Vice President and	2017	$109,292	—	$98,690	—	—	—	$207,982
Chief Financial Officer

Patrick J. O'Halloran (10)	2018	$230,000	—	$115,000	—	$380,759	$16,236	$741,995
Vice President and	2017	$207,116	—	$165,032	$34,167	$51,250	$15,734	$473,299
Chief Operations Officer	2016	$185,483	—	—	—	$99,229	$27,217	$311,929

Damon M. Mote (10)	2018	$230,000	—	$115,000	—	$380,759	$17,986	$743,745
Vice President and	2017	$207,116	—	$165,032	$34,167	$46,125	$17,534	$469,974
Chief Administrative Officer	2016	$185,483	—	—	—	$99,229	$27,217	$311,929

Susan Allan (9)	2018	$250,000	—	$125,000	—	$181,604	$17,986	$574,590
Vice President, General Counsel	2017	$231,692	—	$76,666	$38,333	$46,000	$9,186	$401,877
and Corporate Secretary

(1)	The salary amounts are the actual salaries received during the year.

(2)
Upon entering into their respective employment agreements, Messrs. Trueblood, O'Halloran and Mote each received a one-time grant of Class A Common Stock, which vested immediately and is subject to a two-year holding requirement. These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to FASB ASC Topic 718.

(3)	Mr. Norton joined the Company on July 17, 2016.

a.
Mr. Norton was eligible for a stock based annual incentive in lieu of an annual cash award in 2018 in accordance with his 2016 CEO Employment Agreement. The amount of the actual annual bonus that may be paid was based on the relative achievement of annual individual and Company performance objectives established by the Compensation Committee. See further discussion in the "CEO's 2018 Annual Bonus" section of the CD&A. The Committee determined that Mr. Norton achieved 100% of his 2018 annual bonus target, which was awarded in fully-vested Class A Common Stock and in fully-vested stock options at a value of $1,250,000.

b.
Upon entering into a new employment agreement in December 2018, Mr. Norton received a one-time grant of Class A Common Stock with a grant date value of $750,000, which vested immediately and is subject to a holding requirement. See further discussion in the "2018 CEO Employment Agreement" section of the CD&A.

c.
On March 23, 2017, Mr. Norton received an equity award with a grant date value equal to $100,000, of which one-third was performance based RSUs, one-third was time-based RSUs and one-third was stock options. One-third of his stock options and time-based RSUs awards vested ratably on March 23, 2018 and one-third of the initial amount will vest ratably on each of March 23, 2019 and 2020. The performance-based RSUs are scheduled to vest in full on December 31, 2019, subject to the Committee's certification of achievement of the performance goals at the end of the performance period. The performance based RSUs are subject to a maximum achievement of 150%, which would result in a payout of $49,999 using grant date fair value.

d.
Under the 2016 CEO Employment Agreement, Mr. Norton was eligible for a stock based annual incentive in lieu of an annual cash award. The amount of the actual annual bonus that may be paid was based on the relative achievement of annual individual and Company performance objectives established by the Compensation Committee. For 2018, the Committee determined that Mr. Norton achieved 100% of his annual bonus target, which was awarded in fully-vested Class A Common Stock and in fully-vested stock options at a value of $1,250,000. For 2017, the Committee determined that Mr. Norton achieved 81.21% of his annual bonus target, which was awarded in fully-vested Class A Common Stock and in fully-vested stock options at a value of $1,015,112.

e.
Upon his hire by the Company in 2016, Mr. Norton received a time-based equity award of 356,225 RSUs and 297,818 non-qualified stock options (NQSOs). One-third of Mr. Norton's time-based award vested ratably on each of January 1, 2017, 2018 and 2019. These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to FASB ASC Topic 718.

f.	Includes $69,640 cash under "All Other Compensation" and $100,000 in restricted stock granted to Mr. Norton for services as a director of the Company prior to becoming an employee in July 2016.

(4)
In 2018, Messrs. Trueblood, O'Halloran, Mote and Ms. Allan received time-based equity awards, one-third of which vested on February 8, 2019 and one-third of which will vest on each of February 8, 2020 and 2021. In 2017, Messrs. O'Halloran, Mote and Ms. Allan received time-based equity awards, one-third of which vested on each of March 23, 2018 and 2019, and one-third of which will vest on March 23, 2020. These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to FASB ASC Topic 718.

(5)
On February 8, 2018, Messrs. Trueblood, O'Halloran, Mote, and Ms. Allan received performance-based RSU grants. These awards are scheduled to vest in full on December 31, 2020, subject to the Compensation Committee's certification of the achievement of the performance goals at the end of the performance period. The amounts represent the aggregate grant date fair value of the 2018 performance-based RSU awards at target, calculated in accordance with accounting guidance, as follows: $64,000 for Mr. Trueblood, $57,500 for O'Halloran and Mr. Mote, and $62,500 for Ms. Allan. These awards are subject to a maximum achievement of 150%, which would result in a value of $96,000 for Mr. Trueblood, $86,250 for Mr. O’Halloran and Mr. Mote, and $93,750 for Ms. Allan using grant date fair value. On March 23, 2017 Messrs. O'Halloran, Mote and Ms. Allan received performance-based RSU grants which are scheduled to vest in full on December 31, 2019, subject to the Committee's certification of the achievement of the performance goals at the end of the performance period.

The amounts represent the aggregate grant date fair value of the 2017 performance-based RSU awards at target, calculated in accordance with accounting guidance, as follows: $34,167 for Mr. O'Halloran and Mr. Mote, and $38,333 for Ms. Allan. These awards are subject to a maximum achievement of 150%, which would result in a value of $51,250 for Mr. O’Halloran and Mr. Mote, and $57,499 for Ms. Allan using grant date fair value.

(6)
In 2017, Messrs. O'Halloran, Mote, and Ms. Allan received time-based stock option awards, one-third of which vested ratably on each of March 23, 2018 and 2019, and one-third on March 23, 2020. These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to FASB ASC Topic 718.

(7)
The amounts reflect the amounts actually paid under the Company’s Annual (Cash) Performance Bonus Program for performance in 2018, 2017 and 2016. The amount for 2018 also includes the first half of the Special Bonus Pool payment. See the "Special Bonus Pool" section of the CD&A for more details.

(8)	See the “All Other Compensation Table” for additional information.

(9)	Ms. Allan joined the Company on November 8, 2016 and Mr. Trueblood joined on July 20, 2017.

(10)	Mr. Mote and Mr. O’Halloran became Executive Officers on December 5, 2016.

All Other Compensation Table

The following table describes each component of the All Other Compensation column for 2018 in the Summary Compensation Table.

Name	Savings Plan Matching Contribution (1)	Other (2)	Total
Norton	$16,500	$1,957	$18,457
Trueblood	$9,846	$1,486	$11,332
O'Halloran	$14,750	$1,486	$16,236
Mote	$16,500	$1,486	$17,986
Allan	$16,500	$1,486	$17,986

(1)Constitutes the Company’s matching contributions under the Savings Plan, which is described in the CD&A.
(2)Represents the Company's contribution toward excess liability insurance coverage premiums.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on grants of all plan-based awards to the NEOs during fiscal year 2018. The grant date fair market value of these options and awards is the closing price on the date of the grant.

	Type of award		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2) (3)			All Other Stock Awards: Number of Shares of Stock or Stock Units (4)(5)	All Other Option Awards: Number of Securities Underlying Options (6)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (7)
		Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Name						($)	($)	($)	($)	($)	($/Sh)
Norton	Restructuring grant	12/15/2018	—	—	—	—	—	—	$750,000	—	—	$750,000
	CEO annual bonus	4/5/2018	—	—	—	—	$1,250,000	—	—	—	$1.82	$1,250,000

Trueblood	Annual incentive plan	4/5/2018	—	$38,400	—	—	—	—	—	—	—	—
	PRSU- ROIC	2/8/2018	—	—	—	$16,000	$32,000	$48,000	—	—	—	$32,000
	PRSU- TSR	2/8/2018	—	—	—	$16,000	$32,000	$48,000	—	—	—	$32,000
	RSUs	2/8/2018	—	—	—	—	—	—	$64,000	—	—	$64,000

O’Halloran	Annual incentive plan	4/5/2018	—	$34,500	—	—	—	—	—	—	—	—
	PRSU- ROIC	2/8/2018	—	—	—	$14,375	$28,750	$43,125	—	—	—	$28,750
	PRSU- TSR	2/8/2018	—	—	—	$14,375	$28,750	$43,125	—	—	—	$28,750
	RSUs	2/8/2018	—	—	—	—	—	—	$57,500	—	—	$57,500

Mote	Annual incentive plan	4/5/2018	—	$34,500	—	—	—	—	—	—	—	—
	PRSU- ROIC	2/8/2018	—	—	—	$14,375	$28,750	$43,125	—	—	—	$28,750
	PRSU- TSR	2/8/2018	—	—	—	$14,375	$28,750	$43,125	—	—	—	$28,750
	RSUs	2/8/2018	—	—	—	—	—	—	$57,500	—	—	$57,500

Allan	Annual incentive plan	4/5/2018	—	$37,500	—	—	—	—	—	—	—	—
	PRSU- ROIC	2/8/2018	—	—	—	$15,625	$31,250	$46,875	—	—	—	$31,250
	PRSU- TSR	2/8/2018	—	—	—	$15,625	$31,250	$46,875	—	—	—	$31,250
	RSUs	2/8/2018	—	—	—	—	—	—	$62,500	—	—	$62,500

(1)
The amounts shown in these columns represent the target awards under our 2018 Annual (cash) Performance Bonus Program which is described in the CD&A. The target column represents the amount payable if the target performance metrics are reached. The annual incentive program does not set out specific threshold or maximum award amounts. The grant date for the awards is the date on which the Compensation Committee approved the goals under the Company’s 2018 Annual (cash) Performance Bonus Program. Mr. Norton was not eligible for this award in 2018.

(2)
Messrs. Trueblood, O'Halloran, Mote, and Ms. Allan each received performance-based RSU grants under our Management Plan on February 8, 2018, which have a three-year performance period. The amounts represent the aggregate grant date fair value of the 2018 performance-based RSU awards at target, calculated in accordance with accounting guidance. Each executive is eligible to receive the following number of PRSUs at the end of the performance period: Mr. Trueblood - 37,647, Mr. O'Halloran and Mr. Mote - 33,824 and Ms. Allan - 36,764.

(3)
Under the 2016 CEO Employment Agreement, Mr. Norton received payment of his annual bonus in equity rather than in cash. The amount of the actual annual bonus that may be paid was based on the relative achievement of annual individual and Company performance objectives established by the Compensation Committee. The grant date for the award is the date on which the Committee set the metrics for the performance period. See further discussion in the "CEO's 2018 Annual Bonus" section of this CD&A. Mr. Norton received 329,121 shares of Class A Common Stock and 612,745 NQSOs for his performance during 2018.

(4)
Reflects the time-based RSUs granted to Messrs. Trueblood, O'Halloran, Mote and Ms. Allan under the Company's Management Plan on February 8, 2018. See further discussion in the CD&A.   The amounts represent the aggregate grant date fair value of the 2018 time-based RSU award, calculated in accordance with accounting guidance. Each executive received the following number of RSUs: Mr. Trueblood - 37,647, Mr O'Halloran and Mr. Mote - 33,824 and Ms. Allan - 36,765.

(5)
Reflects a stock bonus award ("Restructuring Grant") granted on December 15, 2018 to Mr. Norton with a grant date value of $750,000 resulting in 357,995 shares of Class A Common Stock. See the "2018 CEO Employment Agreement" section in the CD&A for further details.

(6)
For information with respect to grant date fair values see Note 14, “Capital Stock and Stock Compensation,” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information as of December 31, 2018 concerning the holdings of stock options and stock awards by the NEOs. This table includes unexercised and unvested option and stock awards. The market value of the stock awards is based on the market price of the Company’s Class A Common Stock at the close of business on December 31, 2018, which was $1.66 per share.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Norton	2/8/18	494,118	—	(3)	$1.70	2/8/2028	—		—	—		—
	3/23/17	5,879	11,758	(2)	$4.04	3/23/2027	5,501		$9,132	6,187	(7)	$10,270
	8/3/16	198,544	99,274	(1)	$5.57	8/3/2026	118,752	(4)	$197,128	—		—

Trueblood	2/8/18	—	—		—		37,647	(6)	$62,494	37,648	(8)	$62,496

O'Halloran	2/8/18	—	—		—		33,824	(6)	$56,148	33,824	(8)	$56,148
	3/23/17	6,026	12,052	(2)	$4.04	3/23/2027	5,638	(5)	$9,359	6,343	(7)	$10,529

Mote	2/8/18	—	—		—		33,824	(6)	$56,148	33,824	(8)	$56,148
	3/23/17	6,026	12,052	(2)	$4.04	3/23/2027	5,638	(5)	$9,359	6,343	(7)	$10,529

Allan	2/8/18	—	—		—		36,765	(6)	$61,030	36,764	(8)	$61,028
	3/23/17	6,760	13,522	(2)	$4.04	3/23/2027	6,326	(5)	$10,501	7,116	(7)	$11,813

(1)
One-third of these options to purchase shares of Class A Common Stock became exercisable on January 1, 2018, one-third became exercisable on January 1, 2019 and the remaining amount will become exercisable on January 1, 2020.

(2)
One-third of these options to purchase Class A Common Stock became exercisable on the first and second anniversaries of the grant date, and the remaining one-third of the initial grant will become exercisable on the third anniversary of the grant date.

(3)	The amount in this column represents Mr. Norton's annual bonus awarded in fully vested options in accordance with the terms of his 2016 CEO Employment Agreement.

(4)
One-third of these time-based RSUs vested on January 1, 2017, one-third vested on January 1, 2018 and the remaining one-third vested on January 1, 2019. Each unit represented the right to acquire one share of Class A Common Stock.

(5)
One-third of these time-based RSUs vested on the first and second anniversary of the grant date, and the remaining one-third of the initial amount will vest on the third anniversary of the grant date. Each unit represents the right to acquire one share of Class A Common Stock.

(6)
One-third of these time-based RSUs vested on the first anniversary of the grant date, and one-third of the initial amount will vest on the second and third anniversary of the grant date. Each unit represents the right to acquire one share of Class A Common Stock.

(7)
These performance-based RSU awards are comprised of two separate grants, both of which cliff vest with performance periods ending on December 31, 2019. The award based upon TSR is 50% of the grant total and is subject to the Company's three-year TSR performance relative to the performance of the companies in the S&P Transportation Select Index. The award based upon ROIC is 50% of the grant total and is subject to the Company's cumulative ROIC relative to the Company's budgeted ROIC for the performance period. As of year-end, the achievement level for the TSR metric was trending below the threshold and the achievement level for the ROIC metric is trending toward the maximum payment, depicted in the following table by the shaded cells.

		# of shares			Share payout if the current trends are realized
Name	PRSU Name	Threshold	Target	Maximum
Norton	TSR	—	4,125	6,187	6,187
	ROIC	2,062	4,125	6,187
O'Halloran	TSR	—	4,229	6,343	6,343
	ROIC	2,114	4,229	6,343
Mote	TSR	—	4,229	6,343	6,343
	ROIC	2,114	4,229	6,343
Allan	TSR	—	4,744	7,116	7,116
	ROIC	2,372	4,744	7,116

(8)
These performance-based RSU awards are comprised of two separate grants, both of which cliff vest with performance periods ending on December 31, 2020. The award based on TSR50% of the grant total and is subject to the Company's three-year TSR performance relative to the performance of the companies that comprise a combination of the Oil & Gas Storage & Transportation and Marine GICS Sub Industries Indexes. The award based upon ROIC is 50% of the grant total and is subject to the Company's cumulative ROIC relative to the Company's budgeted ROIC for the performance period. As of year-end, the achievement level for the TSR metric is trending below the threshold and the achievement level for the ROIC metric is trending toward the maximum payment, depicted in the following table by the shaded cells.

		# of shares			Share payout if the current trends are realized
Name	PRSU Name	Threshold	Target	Maximum
Trueblood	TSR	9,412	18,824	28,236	37,648
	ROIC	9,412	18,824	28,236
O'Halloran	TSR	8,456	16,912	25,368	33,824
	ROIC	8,456	16,912	25,368
Mote	TSR	8,456	16,912	25,368	33,824
	ROIC	8,456	16,912	25,368
Allan	TSR	9,191	18,382	27,573	36,764
	ROIC	9,191	18,382	27,573

OPTIONS EXERCISED AND STOCK VESTED

The following table provides information on the vesting of RSUs that occurred in 2018. There were no stock options exercised by the NEOs in 2018. For additional information regarding these awards, see the CD&A.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting
Norton	—	—	810,379	(1)	$1,645,058
Trueblood	—	—	—		—
O'Halloran	—	—	2,819	(2)	$7,358
Mote	—	—	2,819	(2)	$7,358
Allan	—	—	3,162	(2)	$8,253

(1)	The number of shares and value realized is based upon the following:

Date of Award	Vesting Date	Number of Shares acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
7/17/2016	1/1/2018	118,752	$2.74	$325,380
3/23/2017	3/23/2018	2,750	$2.61	$7,178
2/8/2018	2/8/2018	330,882	$1.70	$562,500
12/15/2018	12/15/2018	357,995	$2.095	$750,000
Total		810,379		$1,645,058

(2)	Reflects the vesting of one-third of the RSUs held by each of Mr. O'Halloran, Mr. Mote and Ms. Allan granted on March 23, 2017 with a market price at vesting of $2.61 per share.

POTENTIAL PAYMENTS UPON TERMINATION

The following table discloses the amounts that would have been payable to each NEO upon termination of his or her employment, assuming that such termination occurred on December 31, 2018. The table excludes amounts that are available generally to all salaried employees, such as amounts payable under the Savings Plan. The market value of the stock awards is based on the market price of the Company's Class A Common Stock at the close of business on December 31, 2018, which was $1.66 per share.

Event	Norton	Trueblood	O’Halloran	Mote	Allan
Involuntary Termination Without Cause or Voluntary Termination for Good Reason
Cash severance (1)	$395,000	$256,000	$230,000	$230,000	$250,000
Annual Bonus (2)	$1,250,000	$64,000	$51,750	$51,750	$50,000
Acceleration & Continuation of Equity Awards (3) (4)	$213,107	$62,494	$65,507	$65,507	$71,531
Pro-rata Special Bonus Pool (5)	$921,255	$394,811	$329,009	$329,009	$131,604
Total	$2,779,362	$777,305	$676,266	$676,266	$503,135
Death / Disability
Pro rata Annual Bonus (2)	—	$64,000	$51,750	$51,750	$50,000
Acceleration & Continuation of Equity Awards (3)	$206,260	$62,494	$65,507	$65,507	$71,531
Pro-rata Special Bonus Pool (5)	—	$394,811	$329,009	$329,009	$131,604
Total	$206,260	$521,305	$446,266	$446,266	$253,135
Change In Control
Cash severance (1)	$395,000	$256,000	$230,000	$230,000	$250,000
Annual Bonus (6)	$1,250,000	$38,400	$34,500	$34,500	$37,500
Acceleration & Continuation of Equity Awards (7)	$219,954	$93,742	$107,621	$107,621	$115,114
Pro-rata Special Bonus Pool (4)	$921,255	$394,811	$329,009	$329,009	$131,604
Total	$2,786,209	$782,953	$701,130	$701,130	$534,218

(1)The cash severance payment is equal to 12 months of base salary.

(1)
Since termination is assumed to have occurred on December 31, 2018, no pro-rating is applicable. In the event that termination occurs before year end, (a) for Mr. Norton, the bonus payment would equal his target payout and not pro-rated, and (b) the bonus payout for the other NEOs would be pro-rated based on the actual performance and based on the number of days in the fiscal year in which the NEO was employed.

(2)
The vesting of all outstanding time-based RSU awards will accelerate as of the date of separation from service. As of December 31, 2018, all options were underwater and were therefore not included in the calculation.

(3)
For Mr. Norton, in addition to the time-based equity acceleration noted in footnote 3, outstanding performance-based awards remain eligible for vesting, and will vest, if at all, to the extent the performance criteria is achieved for the relevant performance period. For the purposes of this illustration, we have assumed that the PRSUs will payout at target and have been pro-rated for termination on December 31, 2018.

(4)
The pro-rata Special Bonus Pool payment is pro-rated based on the actual performance for the year of termination and based on the number of days in the fiscal year in which the NEO was employed. Mr. Norton is not eligible for a pro-rated special bonus payment in the event of death or disability.

(5)	The full amount of the annual bonus is payable at the target value and is not pro-rated.

(6)
With respect to all awards under equity incentive compensation plans of the Company granted to the executive and outstanding as of the Change in Control (definitions are contained in the employment agreements):

•
Options shall vest and become exercisable in full as of the Change in Control and the exercise period under each such option shall not be less than the period ending on the earlier to occur of (i) the one year anniversary of the Change in Control or (ii) the expiration date of the option. As of December 31, 2018, all options were considered underwater and were therefore not included in the calculation.

•
Time-based RSU awards shall accelerate and vest as of the Executive's Date of Separation from Service due to termination by the Company without Cause or by the Executive for Good Reason at any time during the period ending on the second anniversary of the Change in Control.

•
Performance-based RSU awards that vest based upon the achievement of performance criteria during performance measurement periods that have not yet ended as of the Change in Control, such performance criteria shall be deemed to have been satisfied at the designated maximum level and such awards shall vest pro-rata based solely upon the provision of services over the performance period; provided, such awards shall accelerate and vest as of the Executive's Date of Separation from Service due to termination by the Company without Cause or by the Executive for Good Reason at any time during the period ending on the second anniversary of the Change in Control.

CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 401(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Norton, our Chief Executive Officer and President (our "CEO"):

For 2018, our last completed fiscal year:

▪
the median of the annual total compensation of all employees of OSG (other than our CEO) was $77,284 which included contributions made to the employees' union for the money purchase pension contribution and paid vacation; and

▪	the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $3,334,682

Based on this information, for 2018 the ratio of the annual total compensation of Mr. Norton to the median of the annual total compensation of all employees was estimated to be 43 to 1.
To determine the above ratio, we applied the methodology set forth by the SEC. We determined that, as of December 31, 2018, our employee population consisted of approximately 1,061 individuals, all of whom are based in the United States. To identify the "median employee" from our employee population, we compared the amount of Gross W-2 wages of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2018. Once the median employee was identified, we used the same methodology that was used to calculate the NEOs' compensation in the 2018 Summary Compensation Table to determine the median employee's total compensation.

ADVISORY VOTE ON THE APPROVAL OF THE
COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
(PROPOSAL NO. 2)

Stockholders are being provided with the opportunity to cast an advisory vote on the compensation of the NEOs for 2018,. Stockholders are urged to read the "Compensation Discussion and Analysis" section of this Proxy Statement and the accompanying compensation tables and narrative which describe in detail how our compensation policies and procedures implement our compensation philosophy and disclose the compensation paid to the NEOs for 2018. It is important also to note that we have made substantial changes to the structure of the compensation packages for the CEO and other NEOs beginning in 2019. See the above section in the CD&A "Revisions made to 2019 Compensation Program".

As more fully described in the CD&A, our executive compensation program is designed to promote the following objectives:

•	Attract, motivate, retain and reward highly-talented executives and managers, whose leadership and expertise are critical to the Company's overall growth and success;

•
Compensate each executive based upon the scope and impact of his or her position as it relates to achieving the Company's corporate goals and objectives, as well as on the potential of each executive to assume increasing responsibility within the Company;

•	Align the interests of the Company's executives with those of its stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value; and

•	Reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance.

 The Compensation Committee and the Board believe that the design of the executive compensation program, and hence the compensation awarded to the NEOs, fulfills these objectives. We believe that the changes we have made beginning in 2019 enhance our program to be further aligned with these objectives.

Accordingly, at the Annual Meeting, stockholders are asked to vote on the following resolution:

RESOLVED, that the stockholders of the Company hereby approve, in an advisory vote, the compensation of the Named Executive Officers for 2018 as described in the "Compensation Discussion and Analysis" section and in the accompanying compensation tables and narrative in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders.

As an advisory vote, the results of the vote will not be binding on the Board or the Company. However, the Board and the Compensation Committee value your opinion and will consider the outcome of the vote when making future decisions on the compensation of the NEOs and the our executive compensation principles, policies and procedures, as we did following last year's vote.

The Board recommends a vote "FOR" advisory approval of
the resolution set forth above and approval of the compensation of the
Named Executive Officers for 2018 as disclosed in this Proxy Statement.

APPROVAL OF THE OVERSEAS SHIPHOLDING GROUP, INC.
2019 INCENTIVE COMPENSATION PLAN FOR MANAGEMENT
(PROPOSAL NO. 3)
In March 2019, our Board of Directors adopted the Overseas Shipholding Group, Inc. 2019 Incentive Compensation Plan for Management (the "2019 Incentive Plan") in order to promote the interests of OSG and our stockholders by providing certain employees, who are largely responsible for the management, growth and protection of the business of OSG, with incentives and rewards to encourage them to continue in the service of OSG.
The 2019 Incentive Plan, if approved by the stockholders, will provide for the issuance of 4,000,000 shares, plus any shares that were subject to outstanding awards to employees under our other equity plans that are cancelled, terminate, are unearned, expire, are forfeited, lapse for any reason or are settled in cash without the delivery of shares. If the 2019 Incentive Plan is approved, no additional awards will be granted under the Management Plan.
Summary of the 2019 Incentive Compensation Plan For Management
     The following summary of the material terms of the 2019 Incentive Plan is qualified in its entirety by reference to the copy of the 2019 Incentive Plan attached to this Proxy Statement as Appendix A. Unless otherwise indicated, all capitalized terms in the below summary shall have the meanings given to such terms in the 2019 Incentive Plan.

Under the 2019 Incentive Plan, the Compensation Committee may grant cash-based awards, stock options (both non-qualified and "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), or other equity-based awards (including stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units) with respect to a number of shares of Class A Common Stock that in the aggregate does not exceed 4,000,000 shares, plus the number of shares subject to awards under the 2019 Incentive Plan and the Management Plan that are subsequently forfeited, canceled, returned, or settled in cash. The maximum number of shares of Class A Common Stock that may be issued through options designated as "incentive stock options" within the meaning of Section 422 of the Code may not exceed 400,000 shares of Class A Common Stock in the aggregate. The aggregate limit described in this paragraph does not take into account any stock options assumed as of a result of any merger or consolidation involving OSG in which we are the surviving corporation.

No more than 1,200,000 shares of stock may be granted to any single employee in any calendar year pursuant to the 2019 Incentive Plan. The amount paid under the 2019 Incentive Plan to any single employee in any calendar year with respect to any cash-based award may not exceed $7,500,000. Shares issued under the 2019 Incentive Plan may be either newly issued shares or treasury shares, as determined by the Compensation Committee. In the event of any change in the capitalization of OSG, the Compensation Committee will adjust the share limitations described above and the type of securities available for grant under the 2019 Incentive Plan to the extent deemed appropriate, and in the event of other corporate transactions involving OSG, the Compensation Committee will adjust the number and the type of securities underlying outstanding awards, in each case as it considers appropriate in order to prevent dilution or enlargement of rights.

The persons eligible to receive incentive awards pursuant to the 2019 Incentive Plan are those OSG employees that the Compensation Committee selects from time to time, including officers of OSG, whether or not they are directors. Each incentive award granted under the 2019 Incentive Plan will be evidenced by an Award Agreement. We currently expect that approximately 32 OSG employees (including one employee who is also a director) will be eligible to participate in the 2019 Incentive Plan. The closing per share price on the NYSE of a share of OSG's Class A Common Stock on March 29, 2019, was $2.29.

The Compensation Committee is authorized to grant awards, designating the employees of OSG or its affiliates who will be granted the awards, the type of award, the number of shares or amount of cash underlying such awards and the terms and conditions of such awards from time to time. Subject to Section 157 of the Delaware General Corporation Law, the Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors or officers of OSG to grant awards to persons who are not executive officers of OSG (within the meaning of Rule 16a-1 of the 1934 Act). The Committee has the full discretionary authority to administer the 2019 Incentive Plan, including the authority to interpret and construe any provision of the 2019 Incentive Plan and the terms of any award granted thereunder.

In the case of any stock options issued under the 2019 Incentive Plan, the exercise price per share of Class A Common Stock covered by any such option may be not less than 100% of the fair market value of a share of Class A Common Stock on the date on which such option is granted. Any stock option granted under the 2019 Incentive Plan will expire not later than the 10-year anniversary of the date such option is granted.

 The payment or vesting of performance based awards will depend upon performance targets related to one or more of the following performance measures: market price of the Class A Common Stock, net earnings, earnings before or after any or all of interest, taxes, depreciation and amortization, net income (including, net income or operating income), cash flow (including, operating cash flow, free cash flow and cash flow return on capital), cash position, cash valued added, customer satisfaction or growth measures, safety, revenues (including net revenues, net revenue growth or gross revenue), enterprise value, financial return ratios, market performance, margins (including gross margins or operating margins), productivity or efficiency ratios, costs, profits (including net profits, net operating profits, gross profit, gross profit growth and profit returns or margins), earnings per share, stock price, working capital turnover and targets, total shareholder return, economic value added or other value added measurements, return on assets, return on capital or invested capital, return on equity, return on sales, new product innovation, product release schedules or ship targets, product cost reduction, inventory or supply chain management activities, and budget and expense management.

The Compensation Committee may, in its discretion, reduce or eliminate the amount payable to any participant with respect to an award that is intended to qualify as performance-based compensation, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant performance schedule. The measurement of any performance measure(s) (i) may relate to the performance of a participant, OSG, its subsidiaries, any business group, business unit or other subdivision of OSG, or any combination of the foregoing, as the Committee deems appropriate and (ii) may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria, as the Committee deems appropriate. The measurement of any performance measure shall exclude the impact (positive or negative) of unusual, non-recurring or extraordinary items or expenses; charges for restructurings; discontinued operations; acquisitions or divestitures; the cumulative effect of changes in accounting treatment; changes in tax laws, accounting standards or principles or other laws or regulatory rules affecting reporting results; any impact of impairment of tangible or intangible assets; any impact of the issuance or repurchase of equity securities and/or other changes in the number of outstanding shares of any class of OSG's equity securities; any gain, loss, income or expense attributable to acquisitions or dispositions of stock or assets; stock-based compensation expense; asset write-downs, in-process research and development expense; gain or loss from all or certain claims or litigation and insurance recoveries; foreign exchange gains and losses; any impact of changes in foreign exchange rates and any changes in currency; a change in OSG's fiscal year; and any other items, each determined in accordance with U.S. generally accepted accounting principles and as identified in our audited financial statements, including the notes thereto.

Each award agreement will specify the consequences with respect to such award of any termination of employment, leave of absence, and the employee's death or disability. For purposes of the 2019 Incentive Plan, a "Change in Control" means: (i) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), other than OSG or any employee benefit plan sponsored by OSG, acquires ownership of capital stock of OSG that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the capital stock of OSG; or (ii) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than OSG or any employee benefit plan sponsored by OSG acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of capital stock of OSG possessing 30 percent or more of the total voting power of the capital stock of OSG; or (iii) a majority of members of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board of Directors before the date of each appointment or election; or (iv) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from OSG that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of OSG immediately before such acquisition or acquisitions. For purposes of subsection (iv), gross fair market value means the value of the assets of OSG, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing subsections (i) through (iv) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i) will be deemed to be a Change in Control for purposes of the 2019 Incentive Plan.

On or after the date of grant of an incentive award under the 2019 Incentive Plan, the Compensation Committee may (i) accelerate the date on which any such incentive award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such incentive award, including, without limitation, extending the period following a termination of a participant's employment during which any such incentive award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such incentive award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such incentive award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the

Code. We may not reprice any stock option (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual and any other formal or informal guidance issued by the New York Stock Exchange) without the approval of our stockholders.

 No person will have any rights as a stockholder with respect to any shares of Class A Common Stock covered by or relating to any incentive award until the date of the issuance of such shares on our books and records. Except as otherwise expressly provided in the 2019 Incentive Plan, no adjustment of any incentive award will be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in the 2019 Incentive Plan is intended, or should be construed, to limit authority of the Compensation Committee to cause OSG to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends. At a participant’s request, the Committee may withhold or permit the participant to tender a portion of the shares underlying an award to satisfy tax withholding obligations incurred in connection with such award.

Our Board of Directors may at any time suspend or discontinue the 2019 Incentive Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. Notwithstanding the foregoing, the Compensation Committee's may exercise its discretionary authority pursuant to and in accordance with the 2019 Incentive Plan, which discretion may be exercised without amendment to the 2019 Incentive Plan. No provision of the 2019 Incentive Plan will be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the 2019 Incentive Plan, no action taken thereunder may, without the consent of a participant, adversely affect such participant's rights under any previously granted and outstanding award.

Certain Federal Income Tax Consequences

The following is a brief description of the principal U.S. federal income tax consequences related to options granted under the 2019 Incentive Plan.

Non-Qualified Options.  Generally, a grantee will not be subject to tax at the time a non-qualified option is granted, and no tax deduction is then available to OSG. Upon the exercise of a non-qualified option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid will be included in the grantee's ordinary income and OSG will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated by the grantee or transferee of the non-qualified option as either capital gain or capital loss and, depending upon the length of period following exercise, either short term or long term.

If a non-qualified option provides for issuance of Class A Common Stock subject to restrictions upon exercise, the grantee receiving such restricted stock will not recognize income for tax purposes until the restrictions lapse, unless he or she elects otherwise, as described below. Rather, the grantee will have taxable income upon lapse of the restrictions equal to the amount by which the fair market value of the shares at the time the restrictions lapse exceeds the exercise price paid on exercise, and OSG will generally have a tax deduction in the same amount. Proceeds from the sale of stock sold after the restrictions lapse will be taxable as a capital gain or capital loss, depending upon the amount by which the sale price exceeds or is less than the fair market value of the stock at the time the restrictions lapse.

Alternatively, a grantee who receives Class A Common Stock subject to restrictions can elect to recognize income immediately upon exercise of the non-qualified option, in which case the grantee's taxable income and OSG's tax deduction are generally determined at the time of option exercise. However, if the grantee subsequently forfeits the stock or is required to sell it to OSG by the terms of the restriction, the grantee's tax deduction for any loss on the sale will be limited to the amount, if any, by which the exercise price exceeds the amount paid by OSG on such sale.

 If the grantee pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. No gain or loss is recognized on delivery of the previously acquired shares to OSG, and shares received by the grantee equal in number to the previously acquired shares so exchanged will have the same basis and holding period for capital gain purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income equal to such fair market value is realized, and a holding period beginning as of such date.

Incentive Stock Options. A grantee will not be subject to tax at the time an incentive stock option is granted or exercised, and no tax deduction is available to OSG; however, the grantee may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the incentive stock option over the exercise price paid. Upon disposition of the shares acquired upon exercise of an incentive stock option, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the grantee has not disposed of the shares within two years of the date of grant of the option or within one year from the date of exercise and has been employed by OSG at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the grantee disposes of the shares without satisfying both the holding period and employment requirements (a disqualifying disposition), the grantee will recognize ordinary income at the time of the disqualifying disposition to the extent of the excess of the amount realized on such disqualifying disposition over the exercise price paid or, if the disqualifying disposition resulted from a failure to satisfy the holding period requirement, the fair market value of the shares on the date the incentive stock option is exercised (if less). Any remaining gain or loss is treated as a capital gain or capital loss.

If the grantee pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for disqualifying dispositions, no gain or loss is recognized upon the delivery of the previously acquired shares to OSG, and the shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain or capital loss purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are issued to the grantee upon exercise of the incentive stock option. If such an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.

OSG is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the grantee recognized ordinary income in a disqualifying disposition.

Limits on Company’s Deductions.  Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a "covered employee." A "covered employee" is defined as the chief executive officer, chief financial officer and the other three highest paid officers named in the company's proxy statement. If an individual was a "covered employee" at any point during a particular tax year beginning on or after January 1, 2017, such individual will be considered a "covered employee" for that year as well as all subsequent years, including years after such individual terminates employment.

If awards vest or are paid on an accelerated basis upon a Change in Control or a subsequent termination of employment, some or all of the value of that acceleration may be considered an "excess parachute payment" under Section 280G of the Code. This would result in the imposition of a 20 percent (20%) federal excise tax on the recipients of the excess parachute payments and a loss of the OSG’s deduction for the excess parachute payments.

New Plan Benefits

The amount of awards payable under the 2019 Incentive Plan, if any, to any participant is not determinable as awards have not yet been determined. Participation in the 2019 Incentive Plan does not guarantee the payment of an award, and all awards under the 2019 Incentive Plan are discretionary and subject to approval by the Compensation Committee, as described above.

The Board of Directors recommends a vote "FOR" the approval
of the Overseas Shipholding Group, Inc. 2019 Incentive Compensation Plan for Management.

AUDIT COMMITTEE REPORT

Management has primary responsibility for preparing the consolidated financial statements of the Company, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States ("U.S. GAAS') and the effectiveness of the Company's internal control over financial reporting based on criteria established by the Public Company Accounting Oversight Board (the "PCAOB'). The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board. The Board has adopted a written Audit Committee Charter describing the Audit Committee’s role and responsibilities, which is posted on the Company's website at www.osg.com.

In fulfilling its oversight responsibilities, the Audit Committee met with management and the Company's independent registered public accounting firm and held discussions concerning the acceptability and quality of the accounting principles, the reasonableness of significant judgments, and the adequacy and clarity of disclosures in the consolidated financial statements to be included in the Company's 2018 Form 10-K. Management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed such consolidated financial statements with management and the Company's independent registered public accounting firm. The Audit Committee further discussed with the Company’s independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standards.

The Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and the Company's independent registered public accounting firm's report on the effectiveness of the Company's internal control over financial reporting.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent registered public accounting firm their independence from the Company and management, and considered the compatibility of non-audit services with the registered public accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, the Audit Committee’s review of the representations of management, the certifications of the Company's chief executive officer and chief financial officer which are required by the SEC and the Sarbanes-Oxley Act of 2002, and the reports, letters and other communications of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements be included in the 2018 Form 10-K for filing with the SEC.

By the Audit Committee:

John P. Reddy, (Chair)
Anja L. Manuel
Julie E. Silcock

RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 4)

Ernst and Young LLP, certified public accountants ("EY"), served as our independent registered public accounting firm for the year ended December 31, 2018 and are continuing to serve in 2019.

The audit reports of EY on the effectiveness of internal control over financial reporting as of December 31, 2018 did not contain an adverse opinion, nor were they qualified or modified. During the fiscal year ended December 31, 2018, there were (i) no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to EY's satisfaction, would have caused EY to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In deciding to engage EY in 2018 and 2019, the Audit Committee reviewed auditor independence and existing commercial relationships with EY, and concluded that EY has no commercial relationship with the Company that would impair its independence. During the fiscal year ended December 31, 2018, neither the Company nor anyone acting on its behalf has consulted with EY on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Stockholder ratification of the appointment of EY as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Board is submitting the appointment of EY to the stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified by stockholders, the Audit Committee at its discretion will reconsider its selection of EY as our independent registered public accounting firm. Even if the appointment of EY is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders' best interests.

A representative of EY is expected to attend the Annual Meeting and be afforded an opportunity to make a statement, as well as be available to respond to appropriate questions submitted by stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents professional audit services incurred by OSG to EY for the audit of our annual financial statements for the fiscal years ended December 31, 2018 and December 31, 2017, and fees billed for other services incurred by OSG to EY during those periods.

Ernst & Young	Fiscal Year 2018 $	Fiscal Year 2017 $
Audit Fees (1)	854,000	857,000
All Other Fees (2)	35,000	32,000
Total	889,000	889,000

(1)
Audit fees include fees for professional services rendered for the audit of our annual financial statements; the review of the financial statements included in our Forms 10-Q; Sarbanes-Oxley Section 404 attestation procedures; expenses incurred related to the performance of the services noted above; financial audits and reviews for certain of the Company's subsidiaries and services associated with documents filed with the SEC.

(2)	All other fees incurred by us to EY in 2018 and 2017 were related to agreed-upon procedures for American Tanker, Inc. and access to EY GAAIT US technical guidance.

The Audit Committee considered whether the provision of services described above under "All Other Fees" were compatible with maintaining EY's independence. The Company does not believe that any reasonable concerns about the objectivity of EY in conducting the audit of the Company’s financial statements are raised as a result of the fees paid for non-audit-related services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established policies and procedures for pre-approving audit and permissible non-audit work performed by its independent registered public accounting firm. As set forth in the pre-approval policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. All fees have been approved by the Audit Committee in accordance with these policies and procedures.

The Audit Committee and the Board of Directors recommend a vote "FOR" the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for 2019.

OWNERSHIP OF CLASS A COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN OTHER BENEFICIAL OWNERS

The tables below set forth certain beneficial ownership information with respect to the Company's director nominees, executive officers, and each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock. The information with respect to beneficial ownership by the identified stockholders was prepared based on information supplied by such stockholders in their filings with the SEC. Except as disclosed in the notes to these tables and subject to applicable community property laws, the Company believes that each beneficial owner identified in the table possesses sole voting and investment power over all Class A Common Stock shown as beneficially owned by the beneficial owner.

Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. Those rules generally provide that a person is the beneficial owner of shares if such person has or shares the power to vote or direct the voting of shares, or to dispose or direct the disposition of shares or has the right to acquire such powers within 60 days. For purposes of calculating each person's percentage ownership, shares of Class A Common Stock issuable pursuant to options or warrants exercisable within 60 days are included as outstanding and beneficially owned for that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. In some cases, the Company believes that foreign ownership or other restrictions may limit the ability of warrant holders to exercise warrants they hold, meaning that such persons may not be required to report share ownership as they would not be entitled to receive the underlying shares of Class A Common Stock. The percentage of beneficial ownership is based on 85,292,751 shares of the Company's Class A Common Stock outstanding as of the Measurement Date (March 29, 2019). On the Measurement Date, there were 20,563,962 warrants (exercisable for 3,907,153 shares of Class A Common Stock) that were not included in that calculation (other than to the extent set forth with respect to any individual stockholder below).

Directors and Executive Officers

The table below sets forth information as to the Company's director nominees and executive officers and includes the amount and percentage of the Company’s Class A Common Stock of which each director nominee, each NEO, and all director nominees and executive officers as a group, was the “beneficial owner” (as defined in regulations of the SEC) on the Measurement Date, all as reported to the Company. The address of each person identified below as of the date of this Proxy Statement is c/o Overseas Shipholding Group, Inc., 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

Directors and Director Nominees	Shares of Class A Common Stock Beneficially Owned(1)
	Number		Percentage Beneficially Owned
Douglas D. Wheat	201,085		*
Joseph I. Kronsberg	—	(2)	*
Anja L. Manuel	37,300		*
Samuel H. Norton	2,603,504	(3)	3.0%
John P. Reddy	—		*
Julie E. Silcock	—		*
Gary E. Taylor	57,188		*
Ty E. Wallach	—	(4)	*
Other Named Executive Officers
Richard Trueblood	33,828		*
Patrick J. O’Halloran	58,025	(5)	*
Damon M. Mote	57,939	(5)	*
Susan Allan	34,363	(6)	*
All current directors and executive officers as a group (12 persons)	3,083,232		3.6%

* Less than 1%

(1)	Includes shares of Class A Common Stock issuable within 60 days of the Measurement Date upon the exercise of options or warrants owned by the indicated stockholders on that date.

(2)
Mr. Kronsberg is an employee of Cyrus Capital Partners, L.P. (“CCP”) which beneficially owns 12,024,997 shares of Class A Common Stock, including 37,300 shares which were granted by the Company to CCP under the Company’s non-Employee Director Incentive Compensation Plan in 2018. The grant was made to CCP pursuant to agreements between CCP and Mr. Kronsberg under which CCP is required to receive all compensation in connection with Mr. Kronsberg’s directorship. Mr. Kronsberg disclaims beneficial ownership of all Company securities held by CCP except to the extent of his pecuniary interest therein, if any.

(3)	Includes options covering 1,416,439 shares of Class A Common Stock that are exercisable within 60 days of the Measurement Date.

(4)
Paulson is the investment manager of certain funds and accounts which beneficially own 10,236,431 shares of Class A Common Stock. Mr. Wallach disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(5)	Includes options covering 12,052 shares of Class A Common Stock that are exercisable within 60 days of the Measurement Date.

(6)	Includes options covering 13,522 shares of Class A Common Stock that are exercisable within 60 days of the Measurement Date.

Other Beneficial Owners

The following table sets forth information as of the Measurement Date (except as otherwise noted) with respect to persons known by us to be the beneficial owners of more than 5% of our Class A Common Stock, based solely on the information reported by such persons in their Schedule 13D and 13G filings with the SEC. For each entity included in the table below, percentage ownership is calculated by dividing the number of shares reported as beneficially owned by such entity by the number of shares of Class A Common Stock outstanding as of the Measurement Date, as reported to the Company and the SEC.

Name	Shares of Class A Common Stock Beneficially Owned*(1)
	Number	Percentage Beneficially Owned
Cyrus Capital Partners, L.P. (2)	20,704,082	23.5%
Paulson & Co. Inc (3)	8,300,000	9.7%
CF Partners Capital Management, LLP (4)	6,703,405	7.9%

*	Unless otherwise stated in the notes to this table, the share and percentage ownership information presented is as of the Measurement Date.

(1)
Includes shares of Class A Common Stock underlying all warrants owned by such person (at the Measurement Date stock exercise ratio of 0.19 shares for every warrant), owned by such person, and assumes gross exercise of warrants without withholding of any shares pursuant to the cashless exercise procedures of the warrants. The warrants are immediately exercisable but may only be exercised with the Company’s consent and are subject to certain citizenship rules and limitations on exercise, sale, transfer or other disposition.

(2)
Based on a Schedule 13D/A filed on March 13, 2019 with the SEC by Cyrus Capital Partners, L.P. (“CCP”) has, with respect to beneficial ownership, shared voting power and shared dispositive power of 20,704,082 shares of Class A Common Stock by each of CCP and Cyrus Capital Partners GP, L.L.C. (“CCPGP”) of which 2,636,376 shares are obtainable upon the exercise of 13,851,382 warrants. As the (i) principal of CCP and (ii) principal of CCPGP., the general partner of CCP, Stephen C. Freidheim (“Freidheim”) may be deemed the beneficial owner of 20,704,082 shares of Class A Common Stock. The address of each of CCP, CCPGP and Freidheim is 399 Park Avenue, 39th Floor, New York, NY 10022.

(3)
Based on a Form 4 filed on August 21, 2018 and an amendment to a Schedule 13D filed on August 21, 2018 with the SEC by Paulson & Co. Inc. ("Paulson") with respect to beneficial ownership of 8,300,000 shares of Class A Common Stock by Paulson. Paulson is the investment advisor, or manager, of PCO Shipping LLC and certain separately managed accounts (collectively, the “Paulson Accounts”). The address of Paulson and the Paulson Accounts is c/o Paulson & Co. Inc., 1251 Avenue of the Americas, 50th Floor, New York, NY 10020.

(4)
Based on a Schedule 13D filed on November 20, 2018 with the SEC by CF Partners Capital Management, LLP ("CFP") with respect to beneficial ownership of an aggregate of 6,703,405 shares of Class A Common Stock by CFP. CFP is the investment manager of the CFP Opportunity Master Fund, an Irish unit trust and other controlled investment accounts of CFP (the "CFP Accounts"). The address of CFP and the CFP Accounts is 80 Hammersmith Road, 4th Floor, London, United Kingdom W14 8UD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS

The following table provides information as of December 31, 2018 with respect to the Company's equity compensation plans, which have been approved by the Company's stockholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*
Equity compensation plans approved by security holders	866,011	3.23	3,763,829
Equity compensation plans not approved by stockholders	—	—	—

* Consists of 3,195,543 Class A Common Stock shares eligible to be granted under the Management Plan and 568,286 shares under the Director Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than ten percent (10%) of the Company's Class A Common Stock are required to report their ownership of Class A Common Stock and any changes in that ownership, on a timely basis, to the SEC. Directors, executive officers and beneficial owners of more than 10% of the Class A Common Stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. Based solely upon a review of these reports received by the Company for 2018 and any written representations from reporting persons, all such reports were filed on a timely basis in 2018 .

INFORMATION CONCERNING SOLICITATION AND VOTING

Proxies are being solicited on behalf of the Board of OSG for use at the Annual Meeting to be held on May 30, 2019 at 8:30 a.m. (ET), or any adjournment or postponement thereof, for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the Brenner Emory Smoot Training Center at 2000 Barge Avenue, Tampa, Florida.

Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting.

Record Date, Shares Outstanding and Voting

Only stockholders of record at the close of business on April 4, 2019 (the "Record Date') will be entitled to vote at the Annual Meeting. The Company has one class of voting securities, its Class A Common Stock with each share entitled to one vote. As of the Record Date, 85,292,751 shares were outstanding.

All shares represented by an eligible proxy will be voted at the meeting in accordance with the instructions provided therein. If no such instructions are provided, the proxy will be voted:

(1)	FOR the election of directors,

(2)
FOR the approval, in an advisory vote, of the compensation for 2018 of the executive officers named in the Summary Compensation Table in this Proxy Statement (each, a "Named Executive Officer" and collectively, the "Named Executive Officers" or "NEOs"), as described in the "Compensation Discussion and Analysis" section and in the accompanying compensation tables and narrative in this Proxy Statement,

(3)	FOR the approval of the Overseas Shipholding Group, Inc. 2019 Incentive Compensation Plan for Management, and

(4)	FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year 2019.

Each of the election of directors, the advisory vote to approve the compensation of the NEOs, the approval of the 2019 Incentive Plan, and the ratification of the appointment of the Company's independent registered public accounting firm for 2019 requires the affirmative vote (in person or by proxy) of a majority of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon. If the appointment of the Company's independent registered public accounting firm for 2019 is not ratified, the Audit Committee will reconsider the appointment and review its future selection of an independent registered public accounting firm. The advisory vote to approve the compensation of the NEOs for 2018 is non-binding, but the Board and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. If the 2019 Incentive Plan is not approved, it will not be implemented, and the Board will consider alternative plans or other actions. As no grants have been made under this plan, no one will be affected by a failure to approve it.

Some of the Company’s stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

•
Stockholder of Record. If your shares are registered directly in your name with the Company's transfer agent, Computershare, Inc. then you are considered the "stockholder of record." As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote in person at the Annual Meeting.

•
Beneficial Owner. If your shares are held in a brokerage account, by a trustee, or by another nominee, then you are considered the "beneficial owner" of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy," as discussed below.

If you are not a stockholder of record, please understand that the Company may not know that you are a stockholder, or how many shares you own. As a stockholder of record, you may vote by one of the following methods:

•
Internet Voting. You may use the Internet as described on the proxy card or the notice of availability of proxy materials, as applicable, to vote your shares of Common Stock by giving the Company a proxy. You will be able to vote your shares by the Internet and confirm that your vote has been properly recorded. Please see your proxy card or your notice of availability of proxy materials, as applicable, for specific instructions.

•
Telephone Voting. You may vote your shares of Common Stock by giving the Company a proxy using the toll–free number listed on the proxy card. The procedure allows you to vote your shares and to confirm that your vote was recorded. Please see your proxy card for specific instructions.

•
Voting By Mail. You may sign, date, and mail your proxy card in the postage-paid envelope provided. This option is available only to those stockholders who have received a paper copy of a proxy card by mail.

•	Voting In Person. You may vote in person at the meeting.

If your shares are held through a broker, bank, trustee or other nominee, you will receive a request for voting instructions with respect to your shares of Common Stock from the broker, bank, trustee or other nominee. You should respond to the request for voting instructions in the manner specified by the broker, bank, trustee or other nominee. If you have questions about voting your shares, you should contact your broker, bank, trustee or other nominee.

If you hold your shares through a broker, bank, trustee or other nominee and you wish to vote in person at the meeting, you will need to bring a legal proxy to the meeting. You must request a legal proxy through your broker, bank, trustee or other nominee. Please note that if you request a legal proxy, any proxy with respect to your shares of Common Stock previously executed by your broker, bank, trustee, or other nominee will be revoked and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

It is very important that you are represented at the meeting and that your shares are voted. We urge you to vote as soon as possible by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card, even if you plan to attend the Annual Meeting in person.

To conduct the business of the Annual Meeting, we must have a quorum. The presence in person or by proxy of at least a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted toward fulfillment of quorum requirements. Abstentions and broker non-votes will not be counted in tabulations of the votes cast on any of the proposals presented at the Annual Meeting. For purposes of the proposal to approve the 2019 Incentive Plan and in accordance with NYSE rules, abstentions will be treated as votes cast against this proposal. A broker non–vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. In the absence of voting instructions from the beneficial owner of the shares, nominee holders will not have discretionary authority to vote the shares at the Annual Meeting in the election of directors, for the advisory vote to approve the compensation of the NEOs or for the approval of the 2019 Compensation Plan, but will have discretionary authority to vote on the ratification of the appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. Proxies that are transmitted by nominee holders for beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.

As all of these matters are very important to the Company, we urge you to vote your shares by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card.

Expenses

The cost of soliciting proxies for the meeting will be borne by the Company. The Company will also reimburse brokers and others who are only record holders of the Company's shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total.

Proposals for 2020 Annual Meeting of Stockholders

Any stockholder who wishes to propose a matter for action at the Company's next Annual Meeting, including the nomination of a director, must notify the Company in writing, and provide the information required by the Company’s Amended and Restated By–laws, no earlier than 90 days and no later than 60 days prior to April 16, 2020, the first anniversary of this year's Notice of Annual Meeting. In other words, the notice and such information must be received no earlier than December 19, 2019, and no later than February 16, 2020. Stockholders can obtain a copy of the By-laws by writing the Corporate Secretary at the following address: Corporate Secretary, Overseas Shipholding Group, Inc., 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

A stockholder may recommend a person as a nominee for director by writing to the Corporate Secretary of the Company. Recommendations must be received by February 16, 2020 in order for a candidate to be considered for election at the 2020 Annual Meeting. Each recommendation for nomination should contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected.

OTHER MATTERS

The Board is not aware of any matters to be presented at the meeting other than those specified above. If any other matter should be presented, proxy holders will vote the shares represented by the proxy on such matter in accordance with their best judgment.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Some brokers use this process for proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice that any person will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold shares registered in your name, and the Company will promptly undertake to carry out your request. You can notify the Company by sending a written request to the Company at its address set forth above.

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is available at http://www.osg.com/investor-relations. That Annual Report on Form 10-K does not form part of this Proxy Statement. The Company will provide to any stockholder of the Company, without charge, a copy of the Company"s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 upon the written request of such stockholder addressed to the Corporate Secretary of the Company at 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

APPENDIX A

2019 INCENTIVE COMPENSATION PLAN FOR MANAGEMENT
(Dated to be effective as of May 30, 2019;
Subject to stockholder approval)

1.Purpose of the Plan
This Plan is intended to promote the interests of the Company and its shareholders by providing certain employees of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company.
2.Definitions
As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:
(a)“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.

(b)“Award Agreement” means a written agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.

(c)“Board of Directors” means the Board of Directors of OSG.

(d)“Cash Incentive Award” means an award granted to a Participant pursuant to Section 8 of the Plan.

(e)“Change in Control” means (i) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), other than OSG or any employee benefit plan sponsored by OSG, acquires ownership of stock of OSG that, together with stock held by such Person or group, constitutes more than 50 percent of the total fair market value or total Voting Power of the stock of OSG; or (ii) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than OSG or any employee benefit plan sponsored by OSG acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of OSG possessing 30 percent or more of the total Voting Power of the stock of OSG; or (iii) a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election; or (iv) any one Person, or more than one Person acting as a group (as defined in Treasury Regulation § 1.409A- 3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing subsections (i) through (iv) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i) will be deemed to be a Change in Control for purposes of this Plan.

(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(g)“Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(h)“Common Stock” means OSG’s Class A common stock, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

(i)“Company” means Overseas Shipholding Group, Inc. and all of its Subsidiaries, collectively.

(j)“Covered Employee” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of OSG.

(k)“Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.

(l)“Effective Date” means the date the Plan is adopted.

(m)“Employment” means the period during which an individual is classified or treated by the Company as an employee of the Company.

(n)“Employment Agreement” means a written agreement, approved by the Committee, entered into by a Participant and the Company, setting forth terms of employment including compensation

(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)“Fair Market Value” means, with respect to a share of Common Stock, the value as determined by the Committee in its sole discretion using the appropriate means for determining such value as provided in Treasury Regulation Section 1.409A-1(b)(5)(iv). If the Common Stock is readily tradeable on an established securities market the Fair Market Value of the Common Stock shall be determined by the Committee in a manner that complies with Treasury Regulation Section 1.409A-1(b)(5)(iv)(A). If the Common Stock is not readily tradeable on an established securities market the Fair Market Value of the Common Stock shall be determined by the Committee in a manner that complies with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).

(q)“Incentive Award” means one or more Stock Incentive Awards and/or Cash Incentive Awards, collectively.

(r)“Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(s)“OSG” means Overseas Shipholding Group, Inc., a Delaware corporation (and any successor thereto).

(t)“Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7.

(u)“Participant” means an employee of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(v)“Performance-Based Award” means any Incentive Award pursuant to which any compensation paid is intended to be Performance-Based Compensation.

(w)“Performance-Based Compensation” means any Incentive Award granted to a participant pursuant to Section 9.

(x)“Performance Measures” means such measures as are described in Section 9 on which performance goals are based in order to qualify certain awards granted hereunder as Performance-Based Compensation.

(y)“Performance Percentage” means the factor determined pursuant to a Performance Schedule that is to be applied to a Target Award and that reflects actual performance compared to the Performance Target.

(z)“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation. Performance Periods may be overlapping.

(aa)“Performance Schedule” means a schedule or other objective method for determining the applicable Performance Percentage to be applied to each Target Award.

(ab)“Performance Target” means performance goals and objectives with respect to a Performance Period.

(ac)“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(ad)“Plan” means the Overseas Shipholding Group, Inc. Incentive Compensation Plan for Management, as it may be amended from time to time.

(ae)“Prior Plan” means the Overseas Shipholding Group, Inc. Management Incentive Compensation Plan, as amended and restated, effective as of September 23, 2014.

(af)“Prior Plan Award” means an award granted under the Prior Plan that is outstanding on the effective date of this Plan.

(ag)“Securities Act” means the Securities Act of 1933, as amended.

(ah)“Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.

(ai)“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

(aj)“Target Award” means target payout amount for an Incentive Award.

(ak)“Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

(al)“Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

3.	Stock Subject to the Plan and Limitations on Cash Incentive Awards

(a)	Stock Subject to the Plan

The maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall not exceed 4,000,000 shares of Common Stock in the aggregate plus any adjustment for the expiration, cancellation, forfeiture or cash settlement of Prior Plan Awards as provided below. Out of such aggregate, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 400,000 shares of Common Stock. The maximum number of shares referred to in the preceding sentences of this Section 3(a) shall be subject to adjustment as provided in Section 10. Shares of Common Stock issued under the Plan may be either authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.
(b)For purposes of the preceding paragraph, shares of Common Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan; provided, however, that if shares of Common Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award, both the shares issued (if any), and the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for delivery under the Plan. In addition, any shares of Common Stock subject to an Incentive Award, or to a Prior Plan Award, that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Incentive Awards under this Plan, and the maximum number of shares of Common Stock that may be covered by Incentive Awards shall be correspondingly adjusted.. Notwithstanding anything to the contrary contained herein, shares of Common Stock subject to an Award under the Plan or a Prior Plan Award shall not again be made available for issuance or delivery under the Plan or provide for adjustment to the maximum number of shares of Common Stock that may be covered by Incentive Awards if such shares are: (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled stock appreciation right or other Stock Incentive Awards that were not issued upon the settlement of the Stock Incentive Award.

(c)Individual Award Limits

Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan to any Covered Employee in any calendar year shall not exceed 1,200,000 shares. For this purpose, the number of shares “covered by” an Incentive Award shall be the maximum number of shares that may be required to be delivered in settlement of that Incentive Award. The amount payable to any Covered Employee with respect to any calendar year for all Cash Incentive Awards shall not exceed $7,500,000. For purposes of the preceding sentences, the phrase “amount payable with respect to any calendar year” means the amount of cash, or value of other property, required to be paid based on the achievement of applicable Performance Measures during a Performance Period that ends in such calendar year, disregarding any deferral pursuant to the terms of a Deferred Compensation Plan.

4.	Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more Persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “independent” as required by NYSE or any security exchange on which the Common Stock is listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such Rule, Section or listing requirement at the time of determination. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to Persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of Section 157 of the Delaware General Corporation Law.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.
The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Common Stock under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) to take any action that would cause Incentive Awards intended to qualify as Performance-Based Compensation to fail to so qualify, (iii) to take any action inconsistent with Section 409A of the Code or (iv) to take any action inconsistent with applicable provisions of the Delaware General Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.
On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award, provided, however, that no dividends or dividend equivalents may be paid or credited with respect to shares of Common Stock subject to Options or stock appreciation rights; further provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. In the event that the Committee provides for the payment of dividends or dividend equivalents with respect to an unvested Incentive Award (other than Options or stock appreciation rights), such payment may accrue but shall not be paid prior to and only to the extent, that such Incentive Award becomes vested. If the Participant does not satisfy the vesting conditions provided in the Participant’s Award Agreement such unvested Incentive Award is forfeited along with any dividend or dividend equivalents accrued with respect to such Incentive Award. Notwithstanding anything herein to the contrary, the Company shall not reprice any stock option (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual and any other formal or informal guidance issued by the New York Stock Exchange) without the approval of the shareholders of OSG.
The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.
No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and OSG shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those employees of the Company whom the Committee shall select from time to time, including officers of OSG, whether or not they are directors. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.
6.Options

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as not an incentive stock option.
(a)Exercise Price
The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted.
(b)Term and Exercise of Options

(1)Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement.

(2)Each Option shall be exercisable in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(4)To the extent an Option is exercisable, but has not been exercised by the Participant holding the Option, the Option shall be subject to an automatic cashless exercise on the day immediately prior to the expiration of the Option provided that the following requirements are met: (i) the Fair Market Value of the Common Stock subject to the Option on the day immediately prior to the date of expiration is greater than the Fair Market Value of the Common Stock subject to the Option on the date the Option was granted; and (ii) the difference in the Fair Market Value of the Common Stock subject to the Option on the day immediately prior to the date of expiration is greater than the Fair Market Value of the Common Stock subject to the Option on the date the Option was granted is sufficient to cover all of the costs associated with a cashless exercise including, but not limited to, settlement costs and taxes due to such cashless exercise.

(c)Special Rules for Incentive Stock Options

(1)The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of OSG or any of its “subsidiaries” (within the meaning of Section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged.

(2)Incentive stock options may only be granted to individuals who are employees of the Company. No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined “voting power” (within the meaning of Section 422 of the Code) of all classes of stock of OSG or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least 110% of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

7.Other Stock-Based Awards

The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States and (v) be designed to qualify as Performance-Based Compensation; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such Incentive Award.

8.	Cash Incentive Awards

The Committee may from time to time grant Cash Incentive Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option or Other Stock-Based Award.

9.	Performance-Based Compensation

(a)Calculation

The amount payable with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation shall be determined as provided under this Section 9 and the terms of the Plan.
(b)Discretionary Reduction

Unless otherwise specified in the Award Agreement, the Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to the Incentive Award, based on such factors as the Committee may deem relevant. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.
(c)Performance Measures

The performance goals upon which the payment or vesting of any Incentive Award (other than Options and stock appreciation rights) that is intended to qualify as Performance-Based Compensation may be subjective and/or relate to one or more of the following Performance Measures: market price of the Common Stock, net earnings, earnings before or after any or all of interest, taxes, depreciation and amortization, net income (including, net income or operating income), cash flow (including, operating cash flow, free cash flow and cash flow return on capital), cash position, cash valued added, customer satisfaction or growth measures, safety, revenues (including net revenues, net revenue growth or gross revenue), enterprise value, financial return ratios, market performance, margins (including gross margins or operating margins), productivity or efficiency ratios, costs, profits (including net profits, net operating profits, gross profit, gross profit growth and profit returns or margins), earnings per share, stock price, working capital turnover and targets, total shareholder return, economic value added or other value added measurements, return on assets, return on capital or invested capital, return on equity, return on sales, new product innovation, product release schedules or ship targets, product cost reduction, inventory or supply chain management activities, and budget and expense management.
A Performance Measure (i) may relate to the performance of the Participant, OSG, a Subsidiary, any business group, business unit or other subdivision of the Company, or any combination of the foregoing, as the Committee deems appropriate and (ii) may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria, as the Committee deems appropriate. The measurement of any Performance Measure shall exclude the impact (positive and/or negative) of unusual, non-recurring or extraordinary items or expenses; charges for restructurings; discontinued operations; acquisitions or divestitures; the cumulative effect of changes in accounting treatment; changes in tax laws, accounting standards or principles or other laws or regulatory rules affecting reporting results; any impact of impairment of tangible or intangible assets; any impact of the issuance or repurchase of equity securities and/or other changes in the number of outstanding shares of any class of the Company’s equity securities; any gain, loss, income or expense attributable to acquisitions or dispositions of stock or assets; stock-based compensation expense; asset write-downs, in-process research and development expense; gain or loss from all or certain claims and/or litigation and insurance recoveries; foreign exchange gains and losses; any impact of changes in foreign exchange rates and any changes in currency; a change in the Company’s fiscal year; and any other items, each determined in accordance with U.S. generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.
(d)Performance Schedules

Within a reasonable period of time after the beginning of the Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (a) Performance Targets for such Performance Period, (b) Target Awards for each Participant, and (c) Performance Schedules for such Performance Period.
(e)Committee Discretion

Nothing in this Plan is intended to limit the Committee’s discretion to adopt conditions with respect to any Incentive Award that is not intended to qualify as Performance-Based Compensation that relate to performance other than the Performance Measures. Furthermore, nothing in this Plan shall be construed to require the Committee to grant any Incentive Award that is intended to qualify as Performance-Based Compensation. The Committee may, subject to the terms of the Plan, amend previously granted Incentive Awards in a way that disqualifies them as Performance-Based Compensation.
(f)Committee Determinations

Determinations by the Committee as to the establishment of Performance Measures, the level of actual achievement of Performance Targets, and the amount payable with respect to an Incentive Award intended to qualify as Performance-Based Compensation shall be recorded in writing.

10.	Adjustment Upon Certain Changes

Subject to any action by the shareholders of OSG required by law, applicable tax rules or the rules of any exchange on which shares of common stock of OSG are listed for trading:
(a)Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards to any individual Participant in any year shall be appropriately adjusted or substituted by the Committee. In the event of any change in the number of shares of Common Stock of OSG outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of shares of Common Stock with respect to which Incentive Awards may be granted.
(b)Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of shares of Common Stock subject to each outstanding Incentive Award and the exercise price per share of Common Stock of each such Incentive Award.
(c)Certain Mergers and Other Transactions

In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Incentive Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such merger or consolidation.
In the event of (i) a dissolution or liquidation of OSG, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving OSG in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:
(i)cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or

(ii)provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(d)Other Changes

In the event of any change in the capitalization of OSG or corporate change other than those specifically referred to in Sections 10(b), (c) or (d), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.
(e)Cash Incentive Awards

In the event of any transaction or event described in this Section 10, including without limitation any corporate change referred to in paragraph (e) hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award.

(f)No Other Rights

Except as expressly provided in the Plan or any Award Agreement or Employment Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of OSG or any other corporation. Except as expressly provided in the Plan, no issuance by OSG of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.
(g)Savings Clause

No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.
Furthermore, no provision of this Section 10 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

11.	Change in Control; Termination of Employment

(a)Change in Control

The consequences of a Change in Control, if any, will be set forth in the Award Agreement or in an Employment Agreement in addition to what is provided in this Section 11.
(b)Termination of Employment

(1)Except as to any awards constituting stock rights subject to Section 409A of the Code, termination of Employment shall mean a separation from service within the meaning of Section 409A of the Code, unless the Participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise. The Employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. A Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director of the Company shall be deemed to have had a termination of Employment for purposes of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment, provided that a Participant who is an employee will not be deemed to cease employment in the case of any leave of absence approved by the Company. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of Section 409A of the Code.

(2)The Award Agreement or Employment Agreement shall specify the consequences with respect to such Option of the termination of Employment of the Participant holding the Option.

(3)The consequences with respect to a Performance-Based Award of the termination of Employment of the Participant holding the Performance-Based Award shall be determined by the Committee in its sole discretion and set forth in the Award Agreement or Employment Agreement, it being intended that no agreement providing for a payment to a Participant upon termination of Employment shall be given effect to the extent that it would cause an Incentive Award that was intended to qualify as a Performance-Based Award to fail to so qualify.

12.Cash Buyouts.

Unless approved by the shareholders of OSG, there shall be no cash buyout permitted for an Option or stock appreciation right granted under the terms of this Plan if the Fair Market Value of the Common Stock underlying such Option or stock appreciation right is less than or equal to the Fair Market Value on the date such Option or stock appreciation right was granted.

13.	Rights Under the Plan

No Person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of OSG. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 12 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.
The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

14.	No Special Employment Rights; No Right to Incentive Award

(a)Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Employment by the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b)No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Person.

15.Securities Matters

(a)OSG shall be under no obligation to affect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, OSG shall not be obligated to cause to be issued shares of Common Stock pursuant to the Plan unless and until OSG is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective at such time as counsel to OSG shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. OSG may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. OSG shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16.Withholding Taxes

(a)Cash Remittance

Whenever withholding tax obligations are incurred in connection with any Incentive Award, OSG shall have the right to require the Participant to remit to OSG in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in shares of Common Stock), OSG shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.
(b)Stock Remittance

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Participant may tender to OSG a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 15(a) hereof, if any.

(c)Stock Withholding

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, OSG shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 15(a) hereof, if any.

17.	Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 16 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing herein shall cause a Performance-Based Award to cease to qualify under Section 162(m). Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

18.	Recoupment

Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent permitted or required by applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), Company policy and/or the requirements of an exchange on which the Company’s shares are listed for trading, in each case, as in effect from time to time to recoup compensation of whatever kind paid by the Company at any time to a Participant under this Plan.

19.	No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

20.	Transfers

Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind OSG unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

21.	Expenses and Receipts

The expenses of the Plan shall be paid by OSG. Any proceeds received by OSG in connection with any Incentive Award will be used for general corporate purposes.

22.	Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

23.	Relationship to Other Benefits

No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

24.	Governing Law

The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

25.	Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

26.	Effective Date and Term of Plan

The Effective Date of the Plan is May 30, 2019. No grants of Incentive Awards may be made under the Plan after May 30, 2029.

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OVERSEAS SHIPHOLDING GROUP, INC.
The Board of Directors recommends that you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Joseph I. Kronsberg
02) Anja L. Manuel
03) Samuel H. Norton
04) John P. Reddy
05) Julie E. Silcock
06) Gary Eugene Taylor
07) Ty E. Wallach
08) Douglas D. Wheat

Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name (or names) appear(s) above. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

You may access the Proxy Statement and the Company's 2018 Annual Report at http://ir.osg.com.

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OVERSEAS SHIPHOLDING GROUP, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 30, 2019

The undersigned hereby appoints SUSAN ALLAN and RICHARD TRUEBLOOD, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Brenner Emory Smoot Training Center, 2000 Barge Avenue, Tampa, Florida on Thursday, May 30, 2019 at 8:30 A.M. Eastern Time, notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do on the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his or her substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL BY AN ADVISORY VOTE OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS FOR 2018, FOR THE APPROVAL OF THE OVERSEAS SHIPHOLDING GROUP, INC. 2019 INCENTIVE COMPENSATION PLAN FOR MANAGEMENT, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019, AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side

*** Exercise Your *Right* to Vote ***

OVERSEAS SHIPHOLDING GROUP, INC.

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 4, 2019
Date: May 30, 2019 **Time:** 8:30 A.M.
Location: Brenner Emory Smoot Training Center
2000 Barge Avenue
Tampa, Florida

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote .com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 16, 2019 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees:

01) Joseph I. Kronsberg	05) Julie E. Silcock
02) Anja L. Manuel	06) Gary Eugene Taylor
03) Samuel H. Norton	07) Ty E. Wallach
04) John P. Reddy	08) Douglas D. Wheat

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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